             -------------------------------------------------------


                            STOCK PURCHASE AGREEMENT


                                  by and among


                           RENAISSANCERE HOLDINGS LTD.


                         RENAISSANCE U.S. HOLDINGS, INC.


                                       and


                             NOBEL INSURANCE LIMITED


                              NOBEL HOLDINGS, INC.


                        for the purchase and sale of all


                        the outstanding capital stock of


                            NOBEL INSURANCE COMPANY,


                          NOBEL INSURANCE AGENCY, INC.


                            NOBEL SERVICE CORPORATION


                           NOBEL MANAGING AGENTS, INC.


                            IAS CLAIM SERVICES, INC.


                                      dated


                                December 19, 1997


            -------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS



                          ARTICLE I. SALE AND PURCHASE

Section 1.1.  Agreement to Sell and to Purchase..............................2
Section 1.2.  Closing........................................................2
SECTION 1.3.  Assignment of NIA Assets.......................................2
Section 1.4.  Purchase Price.................................................2
Section 1.5.  Actions of the Sellers.........................................3
Section 1.6.  Shareholders' Meeting..........................................3
Section 1.7.  Other Transactions; Purchaser Loan.............................4


            ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Section 2.1.  Representations and Warranties of the Sellers..................5


                 ARTICLE III. REPRESENTATIONS AND WARRANTIES OF
                            PARENT AND THE PURCHASER

Section 3.1.  Representations and Warranties of Parent and the Purchaser....22


                              ARTICLE IV. COVENANTS

Section 4.1.  Conduct of Business of the Companies...........................24
Section 4.2.  Access; Confidentiality........................................27
Section 4.3.  Reasonable Best Efforts; Notification..........................27
Section 4.4.  No Solicitation................................................28
Section 4.5.  Publicity......................................................30
Section 4.6.  Indemnification................................................30
Section 4.7.  Benefits.......................................................31
Section 4.8.  Conversion of Options..........................................31
Section 4.9.  Rating Agency and Regulatory Presentations.....................32
Section 4.10. Certain Tax Matters............................................32
Section 4.11. Intercompany Accounts..........................................33
Section 4.12. Covenant Not To Compete........................................34
Section 4.13. Exchange Act Filings...........................................34
Section 4.14. INA Commutation................................................34
Section 4.15. Irrevocable Proxies............................................34
Section 4.16. Certain Matters ...............................................35


                                       (i)

                              ARTICLE V. CONDITIONS

Section 5.1.  Conditions to Each Party's Obligations.........................35
Section 5.2.  Conditions to the Obligation of the Sellers....................36
Section 5.3.  Conditions to the Obligations of Parent and the Purchaser......37


                             ARTICLE VI. TERMINATION

Section 6.1.  Termination....................................................38
Section 6.2.  Effect of Termination..........................................40
Section 6.3.  Termination Fee ...............................................41


                           ARTICLE VII. MISCELLANEOUS

Section 7.1.  Fees and Expenses..............................................41
Section 7.2.  Amendment and Modification.....................................41
Section 7.3.  Nonsurvival of Representations and Warranties..................41
Section 7.4.  Notices........................................................42
Section 7.5.  Interpretation.................................................43
Section 7.6.  Counterparts...................................................43
Section 7.7.  Entire Agreement; No Third Party Beneficiaries;
                Rights of Ownership..........................................43
Section 7.8.  Severability ..................................................43
Section 7.9.  Governing Law..................................................43
Section 7.10. Assignment.....................................................43
Section 7.11. Enforcement ...................................................44
Section 7.12. Extension; Waiver..............................................44
Section 7.13. Procedure for Termination, Amendment, Extension or Waiver......44
Section 7.14. Fiduciary Duty ................................................44
Section 7.15. Definitions ...................................................45

Exhibit A   Form of Bill of Sale, Assignment and Assumption Agreement

Exhibit B   Form of Amended and Restated Trust Agreement

Exhibit C   Form of Promissory Note

Exhibit D   Form of Irrevocable Proxy


                                      (ii)

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated December 19, 1997 (the "Agreement"), by and among RENAISSANCERE HOLDINGS LTD., an Islands of Bermuda company ("Parent"), RENAISSANCE U.S. HOLDINGS, INC., a Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"), NOBEL INSURANCE LIMITED, an Islands of Bermuda company ("Limited"), and NOBEL HOLDINGS INC., a Delaware corporation ("Holdings" and together with Limited, the "Sellers"). Parent, the Purchaser, Limited and Holdings are sometimes individually referred to herein as a "Party" and collectively as the "Parties". Capitalized terms used herein but not defined after their use shall have the meaning assigned to them in Section 7.15 hereof.

         WHEREAS, Holdings owns all of the issued and outstanding shares of capital stock (collectively, the "Shares") of each of Nobel Insurance Company, a Texas corporation ("Nobel Insurance"), Nobel Service Corporation, a Delaware corporation, and IAS Claim Services, Inc., a Delaware corporation; Nobel Insurance owns all of the issued and outstanding shares of common stock of Nobel Managing Agents, Inc., a Texas corporation; and Jeffry K. Amsbaugh holds title to all of the issued and outstanding shares of Nobel Insurance Agency, Inc., a Texas Local Recording Agency ("NIA"), on behalf of Holdings (collectively, the "Companies");

         WHEREAS, the Purchaser desires to purchase the Shares and the NIA Assets (as defined herein) from the Sellers, and the Sellers desire to sell the Shares and the NIA Assets to the Purchaser, in each case upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the respective Boards of Directors of each Party have approved this Agreement and the transactions (other than the liquidation of each of Limited and Holdings) contemplated hereby (the "Transactions") and (ii) the liquidation of each of Limited and Holdings, upon the terms and subject to the conditions hereinafter set forth, and the Boards of Directors of each of Limited and Holdings have unanimously determined that it is fair to, and in the best interests of, Limited and Holdings and their respective shareholders to sell the Shares and the NIA Assets upon the terms and subject to the conditions hereinafter set forth, and have recommended that the shareholders of each of Limited and Holdings adopt and approve this Agreement and the Transactions; and

         WHEREAS, directors and officers of Limited, who hold in the aggregate 539,311 issued and outstanding shares of Limited, have executed and delivered to Parent Irrevocable Proxy

Agreements, dated the date hereof, or have agreed to execute and deliver Irrevocable Proxy Agreements substantially in such form.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I.

                                SALE AND PURCHASE

         Section 1.1. Agreement to Sell and to Purchase. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, Holdings shall sell, assign, transfer, convey and deliver all of the Shares and the NIA Assets to the Purchaser, and the Purchaser shall purchase and accept all of the Shares and the NIA Assets from Holdings.

         Section 1.2. Closing. The closing of such sale and purchase (the "Closing") shall take place at 10:00 a.m., local time, on a date (the "Closing Date") following the earlier of the last or first day of the month immediately following satisfaction or waiver of all the conditions set forth in Article V hereof (provided that such date is more than five Business Days after such satisfaction or waiver). The Closing shall take place at the offices of Appleby, Spurling & Kempe, Hamilton, Bermuda, unless another date or place is agreed to in writing by the parties hereto. At the Closing, the Sellers shall deliver to the Purchaser or its designees stock certificates representing all of the Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, with all taxes, direct or indirect, attributable to the transfer of such Shares paid or provided for in full. Additionally, Holdings shall sell, assign, transfer, convey and deliver to Purchaser or its designees, and Purchaser shall purchase and accept from Holdings, all of the assets and rights of Holdings of every nature, kind and description, tangible and intangible, wherever located, in or to NIA (the "NIA Assets"). At the Closing (i) in full consideration and exchange for the Shares and the NIA Assets, the Purchaser shall pay to the Sellers the Purchase Price as provided in
Section 1.4 hereof and (ii) Parent shall make the loan described in Seciton 1.7 hereof.

         SECTION 1.3. Assignment of NIA Assets. The sale, transfer, assignment and delivery by Holdings of all of its rights, title and interest in the NIA Assets to the Purchaser, as herein provided, shall be effected on the Closing Date by deeds, bills of sale, endorsements, assignments and other instruments of transfer and conveyance satisfactory in form and substance to counsel for the Purchaser.

         Section 1.4. Purchase Price. The aggregate purchase price for the Shares and the NIA Assets (the "Purchase Price") shall be $54,106,000. The Purchaser shall on the Closing Date pay to Holdings the Purchase Price by bank wire transfer of immediately available funds to such account as Holdings shall designate in writing not less than five Business Days prior to the Closing Date.

         Section 1.5. Actions of the Sellers. The Sellers hereby approve of and consent to the Transactions and represent and warrant that the Board of Directors of each Seller, at a meeting duly called and held, has (i) determined that this Agreement and the Transactions are fair to and in the best interests of the shareholders of Limited and Holdings, as applicable, (ii) received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), financial advisor to Limited, to the effect that the amount of the proceeds to be received by the holders of Limited Shares from a Liquidating Dividend or other distribution in the amount of not more than $14.00 per Limited Share is fair to the shareholders of Limited from a financial point of view, (iii) approved this Agreement and the Transactions and (iv) resolved, subject to the fiduciary duties of the Board of Directors of Limited, to recommend that the shareholders of Limited and Holdings approve and adopt this Agreement and the Transactions.

         Section 1.6. Shareholders' Meeting.

               (a) In order to consummate the Transactions, and to the extent required by applicable law, Limited, acting through its Board of Directors, shall, in accordance with applicable law:

                    (i) duly call, give notice of, convene and hold a special general meeting of its shareholders (the "Special Meeting") as promptly as practicable following the date hereof for the purpose of considering and taking action upon the approval of the Transactions and the adoption of this Agreement, and the adoption of a resolution of liquidation of Limited in accordance with applicable law; provided, however, that Limited may delay the Liquidation and subsequently hold a separate special general meeting of its shareholders for the purpose of considering such a resolution if the Board of Directors of Limited determines in good faith that it is not in the best interest of Limited and its shareholders to commence immediately the Liquidation of Limited;

                    (ii) prepare and file with the Securities Exchange Commission (the "SEC") a preliminary proxy or information statement in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") relating to the Transactions and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the Exchange Act and the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its shareholders, provided that no amendment or supplement to the Proxy Statement will be made by the Sellers or on behalf of any of them without prior consultation with Parent and its counsel and
     (y) to obtain the necessary approvals of the Transactions and this Agreement and the Liquidation by its shareholders; and

                    (iii) include in the Proxy Statement, subject to its fiduciary duties, the recommendation of the Boards of each of Holdings and Limited that the respective shareholders of each of Holdings and Limited vote in favor of the approval of the Transactions and the adoption of this Agreement.

               (b) Parent will provide Limited with any information regarding Parent and the Purchaser required by applicable law to be included in the Proxy Statement. Parent and each incurred by Seller shall vote, or cause to be voted, all of the Shares then owned by it, or any of their respective subsidiaries and Affiliates, in favor of the approval of the Transactions and the adoption of this Agreement.

         Section 1.7. Other Transactions; Purchaser Loan.

               (a) From and after the date hereof, the Sellers shall take all reasonable measures and actions in furtherance of the Liquidation of the Sellers. Immediately following approval by the holders of Limited Shares at the Special Meeting of the Liquidation, or at a subsequent special general meeting of holders of Limited Shares called for such purpose, each of Holdings and Limited shall commence liquidation proceedings in accordance with applicable law and shall use their reasonable best efforts to consummate the Liquidation as promptly as possible and to effectuate a distribution or distributions to holders of Limited Shares which shall aggregate, together with all other funds or assets received by holders of Limited Shares after the date hereof through any dividends, distributions, repurchases, tenders or otherwise, including, without limitation, the Liquidating Dividend, not more than $14.00 in respect of each Limited Share outstanding as of the date hereof (or issued in exchange for the exercise of any employee options outstanding on the date hereof) (the "Total Distribution"). In the event that Limited shall repurchase, by tender offer, public purchase, private purchase or otherwise, any outstanding Limited Share, the purchase price for each such share, together with all transaction costs related thereto, shall not exceed $14.00 per Limited Share. The final distribution to holders of Limited Shares as part of the liquidation of Limited is referred to herein as the "Liquidating Dividend".

               (b) On the Closing Date, Parent shall loan to Limited an amount equal to $8,894,000 in exchange for the execution and delivery by Limited of a participating promissory note of Limited substantially in the form of Exhibit C hereto (the "Note"), which shall bear interest at the rate of 6.0% per annum, shall mature on the date of, and immediately after, the payment of the Liquidating Dividend or, in any event, not later than December 31, 1999, and shall be entitled to receive as additional interest a participating payment as described below (the "Participating Payment"). The proceeds of the Note shall be available to Limited, together with the other assets of Limited, to pay the actual expenses incurred by Limited in connection with the Transactions contemplated hereby and the Liquidation as well as to pay generally other liabilities of Limited; provided, however, that in no event shall any payments from the proceeds of the Note be permitted in respect of any U.S. Federal Taxes. After payment of all such permitted expenses and liabilities, and immediately after payment of the Liquidating Dividend, Limited shall apply all remaining assets of Limited (the "Remaining Amount") to the payment of principal of, interest on and the Participating Payment with respect to the Note and if applicable, the Dividend Accrual (as defined in the Note). In the event that the Remaining Amount is less than the principal of and interest on the Note and if applicable, the Dividend Accrual, Parent shall be entitled to receive only the Remaining Amount (less any required payment of the Dividend Accrual) as full payment of the Note and Limited, upon such payment, shall have no further obligation to Parent with respect to the Note. Prior to maturity thereof, the Note shall not restrict, and payment on the Note shall be subordinate to distributions by Limited for, repurchases by Limited of Limited Shares at a price not in excess of $14.00 per Limited Share (including all other funds or assets received by holders of Limited Shares) through any dividends, distributions, repurchases, tenders or otherwise, or any combination thereof.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Section 2.1. Representations and Warranties of the Sellers. Limited and Holdings, jointly and severally, represent and warrant to each of Parent and the Purchaser as follows:

               (a) Organization, Standing and Corporate Power. Limited is a company, and Holdings and each of the Companies is a corporation, duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which each is organized and each has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Sellers and the Companies is duly qualified as a foreign corporation or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have or reasonably be expected to have a Material Adverse Effect. Schedule 2.1(a) sets forth the jurisdiction and kind of each such license and qualification held by each of the Companies. The Sellers have made available to Parent complete and correct copies of the Organizational Documents of each of the Sellers and each of the Companies, in each case as amended to the date of this Agreement. The respective Organizational Documents of the Sellers and the Companies are in full force and effect. The Sellers have made available to Parent complete and correct copies of the minute books of each of the Sellers and the Companies. Such minute books include copies of minutes of all meetings of the directors or shareholders of each of the Sellers and the Companies held on or after January 1, 1993 and complete and accurate copies of all resolutions passed by the directors or actions by written consent of the shareholders on or after January 1, 1993.

               (b) Subsidiaries. Except as set forth in Schedule 2.1(b) of the Sellers Disclosure Schedule, the list of subsidiaries of the Sellers filed by Limited (including by incorporation by reference) with the most recent Report on Form 10-K of Limited is a true and accurate list of all the subsidiaries of the Sellers. All the outstanding shares of capital stock of each of the Companies (except NIA) are owned of record, and with respect to NIA, beneficially, by Holdings or by another wholly owned subsidiary of Holdings, in each case free and clear of all Liens, except as set forth in Schedule 2.1(b) of the Sellers Disclosure Schedule. There are no other Persons in which the Sellers or the Companies has a direct or indirect ownership interest. Except as set forth in
Schedule 2.1(b) of
the Sellers Disclosure Schedule, there are no agreements or understandings pursuant to which either Sellers or any of the Companies may be obligated or required, under any circumstance, to make contributions to the capital of any subsidiaries of the Sellers or the Companies.

               (c) Capital Structure. The authorized capital stock of each of the Companies and the number of shares of capital stock of each of the Companies issued and outstanding as of the date hereof are as set forth as Schedule 2.1(c) of the Sellers Disclosure Schedule, and except as set forth in such Schedule 2.1(c): (i) no shares of capital stock or other voting securities of any of the Companies are issued, reserved for issuance or outstanding; (ii) there were no stock appreciation rights, restricted stock grants or contingent stock grants and there are no other outstanding contractual rights to which any of the Companies is a party the value of which is based on the value of the Shares;
(iii) all of the outstanding Shares are, and any Shares which may be issued pursuant to options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights; and (iv) there are no bonds, debentures, notes or other indebtedness of either Seller or any of the Companies having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of either Seller or any of the Companies may vote. Except as set forth above, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any of the Companies is a party or by which any of them is bound obligating any of the Companies to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any of the Companies or obligating any of the Companies to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not outstanding any contractual obligations of any of the Companies to repurchase, redeem or otherwise acquire any shares of capital stock of either Seller or any of the Companies.

               (d) Authority; Authorization; Binding Agreement. Each of the Sellers has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the shareholders of Limited voting at the Special Meeting, to consummate the Transactions contemplated by this Agreement and the Liquidation. The execution and delivery of this Agreement by each of the Sellers and the consummation by each of the Sellers of the Transactions contemplated hereby and the Liquidation have been duly authorized by all necessary corporate action on the part of the Sellers, subject to any necessary approval of this Agreement by the shareholders of Limited voting at the Special Meeting. This Agreement has been duly executed and delivered by the Sellers and, assuming this Agreement constitutes the valid and binding obligation of Parent and the Purchaser, constitutes the valid and binding obligation of each of the Sellers, enforceable against the Sellers in accordance with its terms.

               (e) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity") or any other Party, is required by either Seller or any of the Companies in connection with the execution and delivery of this Agreement by the Sellers or the consummation by the Sellers of the Transactions contemplated hereby or the Liquidation, except for (i) the filing of a premerger notification and report form by the Sellers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of the Proxy Statement, (iii) any notices, consents or other filings which may be required under the Companies Act (the "Bermuda Filings and Consents"), (iv) as may be required by any applicable state securities or "blue sky" Laws, (v) the filings to be made with, notifications to be given to, and the approvals to be obtained from, the Governmental Entities identified on Schedule 2.1(e) of the Sellers Disclosure Schedule pursuant to insurance and other Laws (the "Required Filings and Approvals") and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (f)  Non-Contravention. Except as set forth in Schedule
2.1(f) of the Sellers Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the Transactions contemplated hereby and the Liquidation and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of either Seller or any of the Companies under (i) the Organizational Documents of either Seller or any of the Companies, (ii) provided the Required Filings and Approvals are made or obtained, any material contract or loan or credit agreement, note, bond, mortgage, indenture or other instrument of, or document governing, indebtedness for money borrowed or any permit, concession, franchise or license applicable to the Companies or their respective properties or assets or (iii) provided that any required filings under the HSR Act are made and any required Bermuda Filings and Consents and Required Filings and Approvals are made or obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either Seller or any of the Companies or their respective properties or assets.

               (g) Proxy Statement. The Proxy Statement will not, on the date the Proxy Statement is first mailed to Limited's shareholders and, as it may be amended or supplemented from time to time, at the time of the Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply as to form in all material respects with the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Sellers with respect to statements made or incorporated by reference therein based on information supplied by Parent or the Purchaser in writing for the express purpose of inclusion or incorporation by reference therein.

               (h) SEC Documents; Financial Statements of Limited; Undisclosed Liabilities. Limited has filed all reports, proxy statements, forms, and other documents required to be filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act since January 1, 1995 (the "SEC Documents"). As of their respective dates, (i) the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Limited included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the periods involved and fairly present in accordance with GAAP the consolidated financial position of Limited and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, shareholders, equity and cash flows for the periods then ended and, in the opinion of management, reflect all adjustments necessary for a fair presentation for such periods, including unaudited interim periods. Except as set forth in Schedule 2.1(h) of the Sellers Disclosure Schedule and except as set forth in the SEC Documents filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the SEC Documents and the consolidating balance sheet delivered to Parent prior to the date of this Agreement, neither Seller nor any of the Companies has any liabilities or obligations, of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Limited and its consolidated subsidiaries or in the notes thereto.

               (i) Statutory Statements. Schedule 2.1(i) of the Sellers Disclosure Schedule contains true and complete copies of the Annual Statements of Nobel Insurance for each of the years ended December 31, 1993, 1994, 1995 and 1996 and Quarterly Statements of Nobel Insurance for the three-month, six-month and nine-month periods ended March 31, 1997, June 30, 1997 and September 30, 1997. The Annual Statements and the Quarterly Statements of Nobel Insurance have been prepared in accordance with SAP throughout the periods involved and in accordance with the books and records of Nobel Insurance. Each of the statutory financial statements contained in the Annual Statements and the Quarterly Statements fairly presents the assets, liabilities and capital and surplus, of Nobel Insurance as of the dates thereof in accordance with SAP, subject, in the case of the Quarterly Statements, to the absence of footnote disclosure and any other adjustments described therein, and were correct in all material respects when filed and there were no material omissions therefrom.

               (j)  Financial Statements of the Companies. The Companies'
GAAP Financial Statements, as included in the Proxy Statement, if any, will be based on the books and records of the Sellers and the Companies, will fairly present in all material respects the financial condition and consolidated and consolidating results of operations of the Companies, as of the dates and for the periods indicated therein, will have been prepared in accordance with GAAP and Regulation S-X (as in effect at the time of the respective financial statements) consistently applied, and will have been (to the extent required by the Regulation S-X or otherwise by the SEC) audited by KPMG Peat Marwick LLP.

               (k) Insurance Reserves. The aggregate Loss Reserves of each of Limited and Nobel Insurance as recorded in their respective Annual Statements and Quarterly Statements, and the aggregate reserves for claims and claims expenses reflected on the consolidated balance sheets of Limited at, December 31, 1995, December 31, 1996, March 31, 1997, June 30, 1997, and September 30, 1997, make a good and sufficient provision, in the aggregate, before any consideration of the discount for the time value of money for all unpaid losses and loss adjustment expenses, gross and net as to reinsurance ceded under the terms of policies and agreements of the Companies, computed in accordance with standards and principles established by the Actuarial Standards Board, consistently applied (except as otherwise noted therein), and meet the requirements of the insurance laws of applicable insurance authorities.

               (l) Absence of Certain Changes or Events. Except as set forth in Schedule 2.1(l) of the Sellers Disclosure Schedule and except as set forth in the SEC Documents filed prior to the date of this Agreement, since September 30, 1997 each of the Companies has conducted its respective businesses in all material respects only in the ordinary course, and there has not been any:

                    (i) change in the business, condition (financial or otherwise), permits, assets, liabilities, working capital, earnings or operations of any of the Companies, except for changes which have not or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

                    (ii) acquisition of assets or properties material to the Companies taken as a whole or of securities or business of any other Person by any of the Companies (in each case, other than acquisitions in the ordinary course of business consistent with past practice) or any merger, consolidation or amalgamation involving any of the Companies;

                    (iii) sale, assignment, lease or transfer of any material assets (including any portion of the investment portfolio) of any of the Companies, other than in the ordinary course of business consistent with past practices;

                    (iv) incurrence by any of the Companies of any indebtedness for borrowed money or incurrence, assumption or guarantee of, or any other act to become responsible for, any obligations of any other Person, or making of loans or advances by any of the Companies to any Person (including, without limitation, any broker or agent), except the issuance of insurance policies in the ordinary course of business consistent with past practice;

                    (v) cancellation of any indebtedness or waiver or compromise of any rights (including agent balances) having a value to any of the Companies of $50,000 or more, whether or not in the ordinary course of business (other than settlements in the ordinary course of business of claims and salvage and subrogation rights arising under contracts of insurance underwritten, assumed or ceded by Nobel Insurance which settlements have not had nor would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect);

                    (vi) failure of any of the Companies to pay any credit or any amount owed to such creditor (in excess of $50,000 in the aggregate for all such creditors) when due, except where the amount due is being disputed in good faith;

                    (vii) payment by any of the Companies of any liability material to the Companies taken as a whole before the same became due in accordance with its terms other than in the ordinary course of business consistent with past practice;

                    (viii) material change in the underwriting, reinsurance, marketing, claim processing and payment, financial or accounting practices or policies of any of the Companies, except as required by law, generally accepted accounting principles or SAP;

                    (ix) (A) entry into or modification of any reinsurance or retrocession agreement by any of the Companies other than in the ordinary course of business consistent with past practice, except for those which have not had nor are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (B) termination or commutation of any reinsurance or retrocession agreement with annual premium at the time of such termination or commutation of $500,000 or more;

                    (x) entry into, termination or modification by any of the Companies of any contract, agreement, commitment, transaction or instrument with any Affiliate of any of the Companies, or any other contract, agreement, commitment, transaction, or instrument material to the Companies taken as a whole (including, without limitation, relating to any borrowing, lending, capital expenditure, capital contribution or capital financing), except entry into, terminating or modifying contracts, agreements, commitments, transactions, or instruments in the ordinary course of business;

                    (xi) any capital expenditure or execution of any lease or commitment for the foregoing by any of the Companies involving annual payments in excess of $50,000;

                    (xii) lapse or termination or failure to renew any Permit (as defined below) of any of the Companies, in each case other than with respect to Permits the failure of which to be in effect would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

                    (xiii) (A) declaration, setting aside for payment of any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of either Seller or any of the Companies or (B) any redemption, purchase or other acquisition of any of the capital stock of either Seller or any of the Companies;

                    (xiv) issuance by any of the Companies of, or commitment of any of the Companies to issue, any shares of capital stock or obligators or securities convertible into or exchangeable for shares of capital stock;

                    (xv) purchase or disposition of any securities or investment assets otherwise than in compliance with the written investment guidelines of the Companies furnished to Parent and the Purchaser; or

                    (xvi) agreement by either Seller or any of the Companies to do any of the foregoing.

               (m) Litigation. Except as set forth in Schedule 2.1(m) of the Sellers Disclosure Schedule or in the SEC Documents, there are (i) no suits, actions or proceedings pending or, to the knowledge of the Sellers, threatened against either Seller or any of the Companies, other than those relating to insurance claims and, (ii) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against any of the Companies, except for any such judgments, decrees, injunctions or orders that would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

               (n) Employees.


                    (i) Schedule 2.1(n) of the Sellers Disclosure Schedule lists
     (x) all Employee Benefit Plans, (y) all employment contracts and similar arrangements between either Seller or any of the Companies and any of the employees of any of the Companies and (z) all plans and arrangements pursuant to which either Seller or any of the Companies is, or may be or become, obligated to make any payment to confer any benefit upon or accelerate the vesting or exercise of any benefit for any officer, director, employee or agent of either Seller or any of the Companies as a result of or in connection with any of the Transactions contemplated by this Agreement or any transaction or transactions resulting in a change of control of any of the Companies. No officer, director, executive or key employee of either Seller or any of the Companies has any plans to terminate his, her or their employment. Except as set forth in Schedule 2.1(n) of the Sellers Disclosure Schedule, (A) each Seller and each of the Companies have complied with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, and collective bargaining, except where the failure to so comply would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (B) no labor dispute with employees of any of the Companies exists or, to the knowledge of the Sellers, is threatened, except for such disputes which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (C) each Employee Benefit Plan conforms in all material respects to, and its administration is in conformity in all material respects with, all applicable laws, no material liability has been or is expected to be incurred by any of the Companies with respect to any Employee Benefit Plan in excess of amounts accrued except for benefits payable or contributions due under the terms of such plans with respect to future services, and full payment has been made of all amounts that any of the Companies is required to have paid as contributions to each Employee Benefit Plan, (D) the Sellers have provided Parent with a true and correct copy of each of the Employee Benefit Plans and all contracts relating thereto, or to the funding thereof, and copies of all required filings with respect thereto for the past three fiscal years, (E) all Employee Benefit Plans intended to satisfy applicable tax qualification requirements or other requirements necessary to secure favorable tax or other legal treatment comply in all material respects with such requirements, and (F) adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements of Limited and in the respective financial statements of the Companies, to the extent they are responsible for such obligations. Neither Seller nor any of the Companies nor any of their ERISA Affiliates has incurred or expect to incur any liability under Title IV of ERISA. Neither Seller nor any of the Companies nor any of their ERISA Affiliates has ever maintained, contributed to or had any liability with respect to an employee benefit plan subject to Title IV of ERISA. All contributions to Employee Benefit Plans required to be made by either Seller or any of the Companies or any of their respective ERISA Affiliates in accordance with the terms of the plans, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made.

                    (ii) There are no pending or, to the knowledge of the Sellers, threatened claims for indemnification against either Seller or any of the Companies by directors, officers, employees and agents of either Seller or any of the Companies.

                    (iii) Schedule 2.1(n) of the Sellers Disclosure Schedule, which shall be delivered to Parent within ten Business Days after the date hereof, shall contain true, correct and complete copies of waiver letters, executed and delivered by certain executives of the Companies (the "Executives"), wherein each such Executive will have fully waived the right to receive cash consideration upon a liquidation, dissolution or similar transaction involving either Seller in respect of such Executive's options to purchase Limited Shares (each, an "Option"), such waiver being given in exchange for the right of each such Executive to receive options to purchase common shares, par value $1.00 per share, of Parent as described in Section 4.8. Each of such waiver letters will be in full force and effect on the date of such delivery.

               (o) Taxes.

                    (i) Limited has filed all income Tax Returns required to be filed by the Islands of Bermuda, and Holdings and each of the Companies has filed all Federal and all material state, local and foreign income Tax Returns and all other material Tax Returns required to be filed by it. Limited is not required to file income Tax Returns in the United States because it is a foreign corporation not engaged in a trade or business within the United States; Limited has filed protective Federal income Tax Returns which report that it has no gross income which is effectively connected with a United States trade or business. All such Tax Returns are complete and correct in all material respects; and each Seller or any of the Companies has paid in full or has had paid on its behalf all Taxes shown as due on such Tax Returns or otherwise due (except for Taxes as are being contested in good faith by appropriate proceedings) or has provided adequate reserves in its most recent financial statements contained in the SEC

     Documents and otherwise on the books of the Companies (including for Taxes being contested) for all Taxes payable by either Seller or by any of the Companies for all taxable periods and portions thereof through the date of such financial statements.

                    (ii) Except as set forth in Schedule 2.1(o) of the Sellers Disclosure Schedule, no deficiencies for any Taxes have been asserted or assessed against either Seller or any of the Companies, for which Limited and the Companies have not provided adequate reserves fully reflected in the Companies' GAAP Financial Statements delivered to Parent. No Governmental Entity is presently conducting a Tax audit or investigation with respect to either Seller or any of the Companies, or has asked for an extension or waiver of an applicable statute of limitations. The Federal income Tax Returns of Holdings and the Companies consolidated in such Tax Returns, including Nobel Insurance, have been examined by the Internal Revenue Service and no change letter issued for all years through December 31, 1992 and all Tax Returns thereafter are open and subject to examination. Neither Seller nor any of the Companies within the past five years has filed Tax Returns on a consolidated, combined or unitary basis with any group of entities except the group with which it presently files Tax Returns. With respect to Taxes or any Tax Return, no power of attorney has been executed by either Seller or any of the Companies.

                    (iii) Except as disclosed on Schedule 2.1(o) of the Sellers Disclosure Schedule, no amounts payable as a result of the Transactions contemplated by this Agreement under the Benefit Plans or any other plans or arrangements will constitute a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                    (iv) Liens for Taxes. Except as set forth in Schedule 2.1(o) of the Sellers Disclosure Schedule, there are no Liens or other Encumbrances on any of the assets of either Seller or any of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

                    (v) Audit History. Except as set forth in Schedule 2.1(o) of the Sellers Disclosure Schedule, there is no action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of either Seller, proposed against or with respect to either Seller or any of the

     Companies or any affiliated group of which either Seller and any of the Companies is or has been a member that relates to Tax liabilities attributable to items of income, gain, deduction, loss or credits of either Seller or any of the Companies.


                    (vi) Withholding. Each Seller and each of the Companies have withheld and paid all Federal, state and local Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

              (p)  Compliance with Applicable Laws.

                    (i) Except as set forth in Schedule 2.1(p) of the Sellers Disclosure Schedule, (x) each of the Sellers and each of the Companies and, to the knowledge of the Sellers, any independent agents acting on behalf of the Sellers or the Companies (the "Agents"), have at all times complied and are presently complying in all material respects with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (Federal, state, local or otherwise) (collectively, "Laws"), and (y) neither Seller nor any of the Companies, nor to the knowledge of the Sellers, any Agent, has received notification of any asserted present or past failure to so comply.

                    (ii) Except as set forth on Schedule 2.1(p) of the Sellers Disclosure Schedule, the Companies hold all Permits necessary for the ownership and conduct of the respective businesses of the Companies in each of the jurisdictions in which the Companies conduct or operate their respective businesses in the manner now conducted, and each of such Permits is in full force and effect except where the failure to hold any Permit or the failure of any Permit to be in full force and effect would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The consummation of the Transactions contemplated by this Agreement will not result in any revocation, cancellation or suspension of any such Permit, and, there are no pending or, to the knowledge of the Sellers, threatened suits, proceedings or investigations with respect to revocation, cancellation, suspension or nonrenewal thereof, and no event has occurred which (whether with notice or lapse of time or both) will result in such a revocation, cancellation, suspension or nonrenewal thereof, in any such case except where such a revocation, cancellation, suspension or non-renewal would not have or would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect;

              (q)  Insurance Business; Compliance with Insurance Laws

                    (i) Except as set forth on Schedule 2.1(q) of the Sellers Disclosure Schedule, the business and operations of Nobel Insurance have been conducted in compliance with all applicable federal, state and local statutes and regulations regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities and market conduct recommendations resulting from market conduct examinations of insurance regulatory authorities (collectively, "Insurance Laws"), except where the failure to so conduct such business and operations would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nobel Insurance.

                    (ii) All insurance policies issued by Nobel Insurance are in a form acceptable to applicable regulatory authorities or have been filed and not objected to (or such objection has been withdrawn or resolved) by such authorities within the period provided for objection, except where the failure to issue policies in an acceptable form would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nobel Insurance. None of the Companies other than Nobel Insurance has issued any insurance policies.

                    (iii) Except as set forth on Schedule 2.1(q) of the Sellers Disclosures Schedule, (X) all material reports, statements, documents, registrations, filings and submissions to state insurance regulatory authorities complied in all material respects with applicable law in effect when filed and (Y) no material deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied or that would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nobel Insurance.

                    (iv) Except as set forth on Schedule 2.1(q) of the Sellers Disclosure Schedule, all premium rates established by Nobel Insurance that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform to the premiums so filed or approved and comply (or complied at the relevant time) with the Insurance Laws applicable thereto, except where such failures to comply would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Nobel Insurance.

                    (v) In addition, (X) there is no pending or, to the knowledge of either Seller or Nobel Insurance, threatened, charge by any insurance regulatory authority that Nobel Insurance has violated, nor any pending or, to the knowledge of either Seller or Nobel Insurance, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws, except where such violations would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Nobel Insurance and (Y) Nobel Insurance is not subject to any order or decree of any insurance regulatory authority relating specifically to Nobel Insurance (as opposed to insurance companies generally), except for any such order or decree that would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Nobel Insurance.

                    (vi) Nobel Insurance and its Agents have marketed, sold and issued insurance products in compliance, in all material respects, with all Insurance Laws applicable to the business of Nobel Insurance and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (A) all applicable prohibitions against "redlining" and (B) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance except where any such failure to comply would not or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                    (vii) Prior to the date hereof, the Sellers have delivered to Parent a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to Nobel Insurance since December 31, 1995, and all attachments, addenda, supplements and modifications thereto (the "Actuarial Analyses"). To the knowledge of the Sellers, the information and data furnished by or on behalf of Nobel Insurance to its independent actuaries in connection with the preparation of the Actuarial Analyses were accurate in all material respects. Furthermore, each Actuarial Analysis was based upon an accurate inventory of policies in force for Nobel Insurance at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

                    (viii) Prior to the date hereof, the Sellers have delivered to Parent a true and correct list on an aggregate basis of the maximum underlying retentions (net of all reinsurance maintained) on all insurance and reinsurance policies written or entered into by Nobel Insurance since December 31, 1995.

               (r) Brokers. No broker, investment banker, financial advisor or other Person, other than DLJ, is entitled to any broker's, finder's, financial advisor's consultant or other intermediary or other similar fee or commission in connection with the Transactions contemplated by this Agreement or the Liquidation based upon arrangements made by or on behalf of either Seller. Limited and/or Holdings is solely responsible for any such payment, fee or commission that may be due DLJ.

               (s) Opinion of Financial Advisor. Limited has received an opinion of DLJ, to the effect that, as of the date of this Agreement, the amount of the proceeds to be received by the holders of the Limited Shares from a Liquidating Dividend or other distribution in the amount of not more than $14.00 per Limited Share is fair to Limited's shareholders from a financial point of view, and a complete and correct signed copy of such opinion has been delivered to Parent.

               (t) Title to Assets. Schedule 2.1(t) of the Sellers Disclosure Schedule sets forth a complete list of all real property and material interests in real property owned in fee by the Companies (the "Owned Real Property") and sets forth all material real property and interests in real property leased by any of the Companies as of the date hereof (the "Leased Real Properties"). Each of the Companies has (i) good, valid, marketable and fee simple title to all the Owned Real Property owned by them, free and clear of all Liens, except for such Liens as shown on Schedule 2.1(t) of the Sellers Disclosure Schedule and (ii) a valid leasehold interest in the Leased Real Property leased by them. Each of the Companies has sufficiently good and valid title to, or an adequate leasehold interest in, all of their other material tangible properties and assets (the "Other Assets") in order to allow them to conduct, and continue to conduct, their respective businesses as currently conducted, except where the failure to have such title or interest would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

               (u)  Contracts.

                    (i) Except as set forth in Schedule 2.1(u) of the Sellers Disclosure Schedule, none of the Companies, nor any of their respective assets, businesses or operations, is as of the date of this Agreement a party to, or is bound or affected by, or receives benefits under any contract, agreement, undertaking or treaty or amendment thereto, that

                    (a) would be required to be filed as an exhibit to an Annual Report on Form 10-K of Limited as of the date of this Agreement that has not been filed as an exhibit to an SEC Document filed prior to the date hereof;

                    (b) except as listed on Schedule 2.1(u) of the Sellers Disclosure Schedule, contains any undertakings or commitments to, any governmental or regulatory authority materially affecting the business of the Companies taken as a whole and not made in the ordinary course of business;

                    (c) except as described in Schedule 2.1(u) of the Sellers Disclosure Schedule, contains covenants limiting the freedom of the Companies to engage in any line of business in any geographic area or to compete with any Person or to incur indebtedness for borrowed money;

                    (d) except as described in Schedule 2.1(u) of the Sellers Disclosure Schedule, contains any "change in control" or similar provisions; or

                    (e) provides for the indemnification by either Seller or any of the Companies of any Person except for contracts entered into in the ordinary course of business consistent with past practice.

                    (ii) Except as set forth on Schedule 2.1(u) of the Sellers Disclosure Schedule, neither Seller nor any of the Companies is (and, to the knowledge of the Seller, no other party is) (x) in material breach of or materially in default under, any of the Contracts or (y) in breach or default under any of the Contracts (with or without notice or lapse of time or both) if any breach or default would permit a party other than one or more of the Companies to terminate such Contract. Neither Seller nor any of the Companies has sent or received any notice of an intention to terminate any Contract, except as described on Schedule 2.1(u). Except as set forth on Schedule 2.1(u) of the Sellers Disclosure Schedule, one or more of the Companies is a party to each contract material to the conduct of the business of any of the Companies, and, except as disclosed in such Schedule 2.1(u), each such Company will retain all of the benefits to which such party is entitled under each such Contract after consummation of the Transactions contemplated hereby.

               (v) No Other Agreements to Sell the Companies or the Assets of the Companies. Except as set forth in Schedule 2.1(v) of the Sellers Disclosure Schedule, neither Seller nor any of the Companies has any agreement, absolute or contingent, with any other Person to sell the capital stock, assets or business of either Seller or any of the Companies or to effect any merger, amalgamation, consolidation or other reorganization of either or any of the Companies or to enter into any agreement with respect thereto.

               (w) Proprietary Rights. Except as set forth in Schedule 2.1(w) of the Sellers Disclosure Schedule, the Companies do not possess any rights or title to or interest in the trademarks, service marks, copyrights, secrets, software or other proprietary rights that are material to the business of any of the Companies.

               (x) Year 2000. None of the custom-made software or hardware designed or purchased or licensed by either Seller or any of the Companies from third parties and, to the knowledge of the Sellers, none of the commercially available software purchased by either Seller or any of the Companies and used by any of the Companies in the course of the operation or management of, or the compiling, reporting or generation of data relating to, the Companies contains any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

               (y) Transactions with Certain Persons. Other than as disclosed in the SEC Documents, (1) neither any officer, director nor employee of either Seller, nor any of the Companies nor any member of any such Person's immediate family is presently a party to any material transaction with any of the Companies, including, without limitation, any Contract, or other binding arrangement (x) providing for the furnishing of material services (except in such Person's capacity as an officer, director, employee or consultant) by such Person, (y) providing for the rental of material real or personal property from, or (z) otherwise requiring material payments to (other than for services as officers, directors or employees of either Seller or any of the Companies) any such Person.

               (z) Reinsurance and Retrocessions. Schedule 2.1(z) of the Sellers Disclosure Schedule contains a list as of the date of this Agreement of all treaty reinsurance or retrocession treaties, facultative agreements, and agreements (each, for purposes of this paragraph, a "treaty" or "agreement") in force to which Nobel Insurance is a party (including any terminated or expired treaty or agreement under which there remains any outstanding recoverables with respect to paid or unpaid case reserves in excess of $50,000), any terminated or expired treaty or agreement under which there remains any outstanding liability from one reinsurer with respect to paid or unpaid case reserves in excess of $50,000 and any treaty or agreement with any Affiliate of Nobel Insurance, the effective date of each such treaty or agreement, and the termination date of any treaty or agreement which has a definite termination date. Nobel Insurance is not in default in any respect as to any provision of any reinsurance or retrocession treaty or agreement, nor has it failed to meet the underwriting standards required for any business reinsured thereunder except for defaults which would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Schedule 2.1(z) of the Sellers Disclosure Schedule, since January 1, 1995, Nobel Insurance has not entered into any reinsurance transactions with Limited of any kind whatsoever, and no reinsurance balances between Nobel Insurance and Limited were outstanding as of the date hereof.

               (aa) Intercompany Accounts. Schedule 2.1(aa) of the Sellers Disclosure Schedule (x) fully describes all arrangements with respect to any intercompany transactions involving any of the Companies (collectively, "Intercompany Arrangements") and includes all supporting documentation and/or descriptive information reasonably necessary to evaluate such Intercompany Arrangements, and (y) contains a complete list of all intercompany balances as of a recent date between any Affiliate of any of the Companies, on the one hand, and any of the Companies, on the other. Since the date as to which information is given in such Schedule 2.1(aa), there has not been any incurrence or accrual of liability (as a result of allocations or otherwise) by any of the Companies to any Affiliate of any of the Companies or other transaction between any of the Companies and any Affiliates of any of the Companies.

                                  ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES OF
                            PARENT AND THE PURCHASER

          Section 3.1. Representations and Warranties of Parent and the Purchaser. Parent and the Purchaser represent and warrant to the Sellers as follows:

               (a) Organization, Standing and Corporate Power. Parent is a company, and the Purchaser is a corporation, duly organized, validly existing and in good standing under the Laws of Bermuda and Delaware, respectively, and each has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and the Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Purchaser is a wholly owned subsidiary of Parent.

               (b) Authority; Authorization; Binding Agreement. Parent and the Purchaser have the requisite corporate power and authority to enter into this Agreement and to consummate the Transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the Transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and the Purchaser, as applicable. This Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming this Agreement constitutes the valid and binding obligation of the Sellers, constitutes a valid and binding obligation of Parent and the Purchaser.

               (c) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Parent or the Purchaser in connection with the execution and delivery of this Agreement or the consummation by Parent or the Purchaser, as the case may be, of any of the Transactions contemplated hereby; except for (i) the filing of a premerger notification and report form under the HSR Act, (ii) filing and obtaining of any required Bermuda Filings and Consents, (iii) as may be required by an applicable state securities or "blue sky" Laws, (iv) the filing and obtaining of the Required Filings and Approvals and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

               (d) Noncontravention. The execution and delivery of this Agreement do not, and the consummation of the Transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (i) the Organizational Documents of Parent or the Purchaser or
(ii) provided that any required filings under the HSR Act are made and any required Bermuda Filings and Consents and the Required Filings or Approvals are made or obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or the Purchaser or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have or reasonably be expected to have a Material Adverse Effect.

               (e) Information Supplied. None of the information supplied or to be supplied by Parent or the Purchaser in writing expressly for inclusion or incorporation by reference in the Proxy Statement will, on the date the Proxy Statement is first mailed to Limited's shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               (f) Financing. Parent presently has, and at all times up to and including the Closing Date will have, sufficient funds available to it to provide the financing for the purchase of the Shares and the NIA Assets, and shall provide the Purchaser with the funds necessary to consummate the Transactions contemplated hereby in accordance with the terms hereof.

               (g) Interim Operations of the Purchaser. The Purchaser was formed solely for the purpose of engaging in the Transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the Transactions contemplated hereby. Parent shall cause the Purchaser to fulfill the Purchaser's covenants, agreements and obligations under this Agreement.

               (h) Ownership of Shares. As of the date of this Agreement, and at all times prior to the Closing Date, none of the Parent, the Purchaser nor any of their Affiliates shall own, directly or indirectly, any Shares.

               (i) Investment Intent. The Shares will be acquired hereunder solely for the account of the Purchaser and its specified designees, for investment, and not with a view to the resale or distribution thereof, subject to the right of the Purchaser and any such designees to sell, assign, transfer or distribute any or all of the Shares to any corporation which is an Affiliate of the Purchaser.

                                   ARTICLE IV.

                                    COVENANTS

          Section 4.1. Conduct of Business of the Companies. Until the Closing Date, except as specifically contemplated by this Agreement, the Sellers shall cause each of the Companies to carry on their respective businesses in the ordinary course of business consistent with past practice and shall use their commercially reasonable best efforts consistent with good business judgment to preserve intact their current business organizations, keep available the services of their current officers and key employees and preserve their relationships consistent with past practice with producers, brokers, insureds, suppliers, distributors, customers and others having business dealings with them. Without limiting the generality of the foregoing, each Seller covenants and agrees that, except (x) as expressly contemplated by this Agreement or (y) as previously consented to in writing by Parent, which consent shall not be unreasonably withheld, the Sellers will not, and will not permit any of the Companies, to:

                    (i) amend the Organizational Documents of any of the Companies;

                    (ii) (x)(A) declare, set aside for payment or pay any dividend or other distribution payable in cash, stock or property with respect to the capital stock of any of the Companies or (B) redeem, purchase or otherwise acquire directly or indirectly any of the capital stock of any of the Companies; (y) issue, sell, deliver or authorize the issuance of any shares of capital stock or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any of the Companies or (z) split, combine or reclassify the outstanding capital stock of any of the Companies;

                    (iii) (a) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money, except pursuant to existing credit agreements in the ordinary course of business,
     (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person except in the ordinary course of its insurance and reinsurance business, consistent with past practices (except customary letters of credit issued in the ordinary course of business consistent with past practices), or (c) make any loans, advances or capital contributions to, or investments in, any person;

                    (iv) except as required by this Agreement, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or, enter into, any agreement in principle or any agreement with respect to any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of any assets or securities or any change in the capitalization of any of the Companies, or except for insurance and reinsurance agreements entered into in the ordinary course of business, consistent with past practice, (x) any other material agreements, commitments or contracts, (y) any amendment or modification thereof or (z) any release or relinquishment of any material rights thereunder;

                    (v) (x) enter into any employment or severance agreement with or, except in accordance with the normal practices of the Sellers and the Companies set forth in Schedule 2.1(m) of the Sellers Disclosure Schedule, grant any severance or termination pay to any officer, director or key employee of any of the Companies; (y) hire or agree to hire any new or additional key employees or officers at an annual salary in excess of $100,000 or (z) terminate an executive officer of any of the Companies (other than for good or just cause) or diminish the duties or responsibilities of such officer;

                    (vi) except as required to comply with applicable law or provided in this Agreement, (A) adopt, enter into, terminate or amend any Employee Benefit Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, except to the extent necessary to coordinate any such Employee Benefit Plans with the terms of this Agreement, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice to employees other than directors, officers or senior management personnel and that, in the aggregate, do not result in a significant increase in benefits or compensation expense to any of the Companies relative to the level in effect prior to such action (but in no event shall the aggregate amount of all such increases exceed 10% of the aggregate annualized compensation expense of Limited and its subsidiaries reported in the most recent audited financial statements of Limited included in the SEC Documents)), (C) pay any benefit not provided for under any Employee Benefit Plan, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Benefit Plan

     (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Employee Benefit Plans or agreements or awards made thereunder) or (E) except as required by the current terms thereof take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Employee Benefit Plan;

                    (vii) change any accounting method, practice or policy used by it unless required by a concurrent change in GAAP;

                    (viii) change the method of determining the GAAP reserves for any guaranty fund assessment, second injury fund assessment, special insurance assessment or similar assessment or Tax;

                    (ix) fail to pay any Tax when due or make any material Tax election or settle or compromise any material Tax liability;

                    (x) knowingly undertake any act, or suffer to exist any condition, causing any insurance policy naming it as a beneficiary or a loss payee to be canceled or terminated;

                    (xi) take any action which causes any representation or warranty of the Sellers in this Agreement to become untrue or which would result in a material breach of any covenant made by the Sellers in this Agreement;

                    (xii) (A) make any investment other than in accordance with the written investment guidelines previously provided to Parent or (B) invest in any derivative securities;

                    (xiii) enter into any Intercompany Arrangements other than those disclosed in Schedule 2.1(aa) of the Sellers Disclosure Schedule; or

                    (xiv) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

          Section 4.2. Access; Confidentiality. Upon reasonable notice and subject to applicable Law and any confidentiality provisions to which any of the Companies may be subject, each of the Companies shall, and the Sellers shall cause the Companies to, afford to the officers, employees, accountants, counsel, financing and reinsurance sources and other representatives of Parent, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records. Except as otherwise agreed to in writing by the Sellers, until Parent and the Purchaser shall have purchased the Shares pursuant to this Agreement, Parent will be bound by the terms of the Confidentiality Agreement.

          Section 4.3.  Reasonable Best Efforts; Notification.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions contemplated by this Agreement, including
(i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from any Governmental Entity and the making of all necessary registrations and filings (including filings with any Governmental Entity, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that in connection with any filing or submission or other action required to be made or taken by any Party to effect the Transactions contemplated hereby, neither Seller nor any of the Companies shall without the prior written consent of Parent commit to any divestiture transaction and Parent shall not be required to divest or hold separate or otherwise take or commence to take any action that, in the reasonable discretion of Parent, materially limits its ability to conduct the business of the Companies or its ability to retain any material portion of the assets of the Companies.

               (b) The Sellers shall give prompt notice to Parent of (i) any representation or warranty made by either of them contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

          Section 4.4. No Solicitation.

               (a) Neither Seller shall, nor shall either Seller permit any of the Companies to, nor shall either Seller independently authorize or permit any of the Companies to authorize (and shall use their respective best efforts not to permit) any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Sellers or any of the Companies to, solicit or initiate, or knowingly encourage the submission of, any Takeover Proposal (as defined below). Notwithstanding the foregoing, and subject to compliance with Section 4.4(c) hereof, if prior to the Closing Date, the Board of Directors of Limited, after consultation with and based upon advice received from outside legal counsel to Limited experienced in such matters, determines that a failure to act with respect to any such Takeover Proposal would be inconsistent with its fiduciary duties to Limited's shareholders under applicable Law, Limited may (A) furnish information with respect to the Sellers or the Companies to any Person in response to an unsolicited request pursuant to a confidentiality agreement with terms and conditions similar to the Confidentiality Agreement and (B) participate in discussions and negotiations regarding any potential Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means (x) any proposal or offer from any Person relating to any direct or indirect acquisition or purchase of all or a substantial part of the assets of the Companies or of any class of equity securities of either of the Sellers or any of the Companies or any tender offer or exchange offer that if consummated would result in any Person beneficially owning shares of any class of equity securities of either of the Sellers or any of the Companies, or any merger, consolidation business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving either of the Sellers or any of the Companies other than the Transactions contemplated by this Agreement, or (y) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the Transactions contemplated by this Agreement.

               (b) Subject to compliance by the directors of Limited with their fiduciary duties, neither the Board of Directors of Limited nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by Limited's Board of Directors or any such committee of this Agreement or the Transactions, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any definitive agreement to consummate any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to consummation of the Transactions Limited's Board of Directors determines, after consultation with and based upon advice received from outside legal counsel to Limited experienced in such matters, that failure to act with respect to any Takeover Proposal would be inconsistent with its fiduciary duties to Limited's shareholders under applicable law, Limited's Board of Directors may (subject to the terms of this and the following sentences) withdraw or modify its approval or recommendation of the offer, this Agreement or the Transactions, approve or recommend, or propose to approve or recommend, a Takeover Proposal, or enter into an agreement with respect to a Takeover Proposal, in each case at any time after 11:59 P.M. on the next Business Day following Parent's receipt of written notice (a "Notice of Takeover Proposal") advising Parent that Limited's Board of Directors has received a Takeover Proposal, specifying the material terms and conditions of such Takeover Proposal, identifying the Person making such Takeover Proposal and delivering a copy of any documentation delivered in connection therewith; provided that Limited shall not enter into a definitive agreement to consummate a Takeover Proposal unless Limited shall have furnished Parent with a Notice of Takeover Proposal within the time frame provided in the immediately preceding clause in advance of any date that it intends to enter into such agreement. In addition, if Limited enters into a definitive agreement with respect to any Takeover Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Parent the Termination Fee (as defined in Section 6.3).

               (c) In addition to the obligations of the Sellers set forth in
Section 4.4(b), the Sellers shall advise Parent of any Takeover Proposal, or any proposal with respect to any Takeover Proposal and the material terms and conditions of such Takeover Proposal.

               (d) Limited shall be entitled, in the exercise of the fiduciary duties of its Board of Directors, to notify any Person that has made a Takeover Proposal of the material terms and conditions of any change or modification to the terms and conditions of this Agreement, or of any alternative transaction that may be proposed by Parent, the Purchaser or any of their Affiliates (a "Responsive Offer"). Parent and Purchaser agree that all such Responsive Offers shall remain open for at least two full Business Days after receipt by the Sellers.

          Section 4.5. Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and Limited. Thereafter, so long as this Agreement is in effect and except in respect of releases and announcements by Limited in connection with a Takeover Proposal, neither Limited, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Transactions contemplated hereby without the prior consultation of the other Party.

          Section 4.6. Indemnification.

               (a) Parent and the Sellers agree that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of Limited, Holdings and the Companies (collectively, the "Indemnified Parties") as provided in the Organizational Documents of Limited and the Companies as in effect as of the Closing Date shall survive, in the case of Limited and Holdings until the Liquidation, and in the case of the Companies shall continue in full force and effect for six years after the Closing Date (without modification or amendment, except as required by applicable law), to the fullest extent permitted by law; provided, however, that none of Parent, the Purchaser or any of the Companies shall have any obligations under this Section 4.6 in favor of any Indemnified Party with respect to liabilities arising with respect to any U.S. Federal Taxes incurred by either Seller, or by any of the Companies prior to the Closing Date. Parent shall cause the Companies to maintain in effect for not less than six years from the Closing Date the current policies of the directors' and officers' liability insurance maintained by the Companies, and shall cause the Companies to maintain in effect coverage equivalent to the directors' and officers' liability insurance maintained on the date hereof by Limited (provided that Parent may substitute therefor polices of at least equivalent coverage containing terms and conditions which are no less advantageous than the policies of the Companies and Limited presently in place) with respect to matters occurring prior to the Closing Date; provided, however, that in no event shall Purchaser or the Companies be required to expend any amount in excess of $100,000 aggregate premiums to maintain or procure insurance coverage pursuant to this Section 4.6; and provided, further, that none of the Parent, Purchaser or any of the Companies shall be required to purchase coverage for any Indemnified Party in respect of any liability of such person arising from any potential U.S. Federal Tax liability incurred by either Seller, or incurred by any of the Companies prior to the

Closing Date. In the event the payment of such amount for any year is insufficient to maintain such insurance or equivalent coverage cannot otherwise be obtained, Parent shall cause the Companies to purchase as much insurance as may be purchased for the amount indicated.

               (b) This Section 4.6 shall survive the consummation and closing of the Transactions contemplated hereby and is intended for the benefit of the Indemnified Parties, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

               (c) If any of the Companies or any of their respective successors or assigns (i) reorganizes, amalgamates or consolidates with or merges into any other Person and is not the resulting, continuing or surviving corporation or entity of such reorganization, amalgamation, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any Person or Persons, then, and in such case, proper provision will be made so that the successors and assigns of the Companies assumes all of the obligations of the Companies, as the case may be, set forth in this Section 4.6.

          Section 4.7. Benefits. For a period of one year following the Closing Date, Parent shall cause the Companies to provide the employees of the Companies with employee benefit plans, programs, policies or arrangements (the "Successor Benefit Plan") as are substantially equivalent, in the aggregate, as those currently provided by the Sellers or the Companies (the "Current Benefit Plans"). Except to the extent that benefits may be duplicated, each Successor Benefit Plan shall give full credit for each employee's period of service with the Sellers or the Companies prior to the Closing for all purposes for which such service was recognized under the Current Benefit Plans prior to the Closing Date, including, but not limited to, recognition of service for vesting, amount of benefits, eligibility to participate, and eligibility for disability and early retirement benefits (including subsidies relating to such benefits) and full credit for deductibles satisfied under the benefit plans toward any deductibles for the same period following the Closing Date, and shall waive any pre-existing condition limitation for any employee covered under a Current Benefit Plan immediately prior to the Closing.

          Section 4.8. Conversion of Options. On the Closing Date, all Options held by the Executives identified in Schedule 2.1(n) of the Sellers Disclosure Schedule shall be converted into options to purchase common shares of the Parent (the "Parent Options") as follows: (a) the number of common shares of Parent subject to each Parent Option to be received by each such

Executive shall be equal to (i) the number of Limited Shares subject to each Option held by the Executive divided by (ii) the ratio of the fair market value of the common shares of Parent to the fair market value of the Limited Shares, calculated in each case immediately prior to the Closing Date (the "Conversion Ratio"); and (b) the exercise price of each such Parent Option to be received by each Executive shall be equal to (i) the exercise price of each such Option held by the Executive multiplied by (ii) the Conversion Ratio; provided, however that the aggregate spread value of the Parent Options to be received by each Executive shall equal the aggregate spread value of the Options to be surrendered for conversion by such Executive, determined in each case immediately prior to the Closing Date. All other terms and conditions of such Options shall remain unchanged, and such conversion shall be effected in a manner consistent with the requirements of Section 424(a) of the Code and the regulations promulgated thereunder.

          Section 4.9. Rating Agency and Regulatory Presentations. The Sellers shall give Parent prior reasonable notice of any meetings prior to the Closing Date with A.M. Best or any insurance regulatory authority, and shall use its reasonable best efforts to permit Parent to have a representative at such meetings.

          Section 4.10. Certain Tax Matters

                    (i) Tax Sharing Agreements. The Sellers will cause any tax sharing agreement between either or both of Sellers and any of the Companies to be terminated as of the Closing Date and to have no further effect for any taxable year (whether the current year, a future year, or a prior year). Any amounts due under any such agreement as of the Closing Date will be appropriately accounted for in the individual balance sheets.

                    (ii) Section 338(h)(10) Election. At the Purchaser's option, Holdings will join with the Purchaser in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the any or all of the Companies hereunder. Sellers will pay any Tax attributable to the making of the Section 338(h)(10) Election. If the Purchaser chooses to make a Section 338(h)(10) Election, the Purchaser shall prepare an allocation of the Purchase Price, as adjusted for indebtedness and any other relevant items, among the various assets of the Companies. Such allocation will be binding on each Seller, except to the extent it is manifestly unreasonable. Each of Parent, the Purchaser, Limited and Holdings agrees to file all federal, state and other Tax Returns consistent with such allocation.

                    (iii) Gain from Sale. Any Tax attributable to the sale of the Companies will be paid in full by the Sellers, who will be responsible for the preparation and filing of the Tax Returns on which the gain, if any, from the sale of the Companies is included. Seller shall furnish to Purchaser for its review and comment a draft of such Tax Returns at as soon as practicable after such draft first becomes available, but in any event at least 10 Business Days prior to the filing of such Tax Return.

         Section 4.11.  Intercompany Accounts.

                    (i) All intercompany accounts (other than the NSC Receivable) between the Companies and the Sellers as of the Closing shall be settled at fair value as of the last month-end prior to the Closing Date (irrespective of the terms of payment of such intercompany accounts) in the manner provided in this Section. Subject to the procedure described in subsection (ii) below for resolving disagreements, the net amount of such intercompany balance shall be paid in cash at Closing (x) by the Companies, if such net amount is owed to Holdings or Limited or (y) by Holdings or Limited, respectively, if such net amount is owed by Holdings or Limited to one or more of the Companies. As promptly as practicable after the date hereof, Sellers shall prepare and deliver to Parent a statement setting out in reasonable detail the calculation of the intercompany account balances set forth on Schedule 2.1(aa) of the Sellers Disclosure Schedule based upon the latest available financial information as of such date and, to the extent reasonably requested by Parent, provide Parent with supporting documentation to verify the underlying intercompany charges and transactions.

                    (ii) At least 15 Business Days prior to the Closing Date, the Sellers shall deliver to Parent a statement setting out in reasonable detail the calculation of such intercompany account to be settled pursuant to subsection (i) above. Parent and the Seller shall cooperate in the preparation of any such calculation including the provision of supporting documentation to verify the underlying intercompany charges, transactions and payments. If Parent disagrees with calculation of such intercompany balances Parent may, within 15 days after the Closing Date, deliver a notice to the Seller disagreeing with such calculation and setting forth Parent's calculation of such amount. If Parent and Sellers are unable to resolve such disagreement within 15 days thereafter, such disagreement shall be resolved by independent accountants of nationally recognized standing reasonably satisfactory to Parent and Sellers. The net amount of any such intercompany balance shall be paid in cash promptly thereafter.

                    (iii) Within 10 Business Days of the Closing Date, Parent shall cause NSC to settle in full the NSC Receivable; provided, however, that in no event shall the amount owed in respect of the NSC Receivable exceed $5.1 million.

         Section 4.12.  Covenant Not To Compete.

               (a) Each of the Sellers agrees that, for a period of six years after the Closing Date, it shall not compete with the Companies in the Restricted Area (as hereinafter defined) and shall not engage or participate, directly or indirectly, in the Restricted Area in the business or businesses which are engaged in by the Companies as of the Closing Date. For purposes of this Agreement, the term "Restricted Area" shall mean any state of the United States in which the Companies have had annual sales during the 12-month period ending December 31, 1997 in excess of $500,000;

               (b) The Sellers agree that a monetary remedy for a breach of the agreement set forth in Section 4.13(a) hereof will be inadequate and impracticable and further agree that such a breach would cause Parent and the Purchaser irreparable harm, and that Parent and the Purchaser shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, the Sellers agree that Parent and the Purchaser shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine; and

               (c) If any provision of this Section 4.13 is held invalid in part, it shall be curtailed, both as to time and location, to the minimum extent required for its validity and shall be binding and enforceable with respect to the Sellers as so curtailed.

          Section 4.13. Exchange Act Filings. The Sellers shall, as may be reasonably requested, assist Parent in making all necessary filings under the Exchange Act and the rules and regulations thereunder or required by the New York Stock Exchange, Inc., including the provision of such financial information concerning the Companies as may be required in any such filings.

          Section 4.14. INA Commutation. The Sellers shall use their reasonable best efforts, in consultation with Parent, fully and completely to commute and novate all of the obligations of the Sellers or any of the Companies to Insurance Company of North America, a subsidiary of CIGNA, on terms reasonably acceptable to each of Parent and Limited.

          Section 4.15. Irrevocable Proxies. Contemporaneously with the execution of this Agreement, the Sellers have delivered Irrevocable Proxies in favor of Parent in respect of all the Limited Shares owned by each of Messrs. Jeffry K. Amsbaugh, Robert C. Duvall, Bryan L. Martin and Douglas W. Caudill. Within five Business Days of the date hereof, the Sellers shall deliver Irrevocable Proxies in favor of Parent substantially in the form of Exhibit D hereto in respect of all of the Limited Shares owned by each of Messrs. Thomas
J. O'Shane and Robert B. Sanborn and shall use their reasonable best efforts to cause Wampum Hardware Company to execute and deliver an Irrevocable Proxy in favor of Parent in respect of all of the Limited Shares owned by it prior to the Shareholders Meeting.

          Section 4.16. Certain Matters.

                    (i) Parent and Purchaser acknowledge that certain of the officers and directors of Limited and Holdings (who shall be identified within 10 Business Days of the Closing and who shall be reasonably acceptable to each of Parent and Limited) who shall be employees of Parent or a Subsidiary thereof following the Closing shall be permitted to continue functioning in their respective capacities as officers and/or directors of Limited and Holdings solely for the purpose of facilitating the Liquidation of Limited and Holdings and the event or events, if any, following the Closing and prior to the commencement of such Liquidation. Parent and Purchaser further acknowledge and recognize that the exercise of such officers' and directors' duties in such capacities will not be deemed to be a conflict of interest with their respective duties and responsibilities as employees of Parent or a Subsidiary thereof.

                    (ii) From and after the Closing, Parent agrees to assume and perform each of the Severance Agreements dated as of May 9, 1997, and more particularly described on Schedule 2.1(n) to the Sellers Disclosure Schedule, in the same manner as Limited was obligated to perform thereunder.

                    (iii) From and after the Closing, Parent shall perform any indemnification obligations of Limited and shall cause the Companies to perform any indemnification obligations of the Companies under the agreements listed in Schedule 4.6 of the Sellers Disclosure Schedule, but only to the extent such obligations exist as of the date hereof.

                                   ARTICLE V.

                                   CONDITIONS

          Section 5.1. Conditions to Each Party's Obligations. The respective obligation of each Party hereunder to consummate the Transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any one or more of which may be waived by the mutual consent of the parties:

               (a) Shareholder Approval. This Agreement and the Transactions shall have been approved and adopted by the requisite vote of the shareholders of Limited required by applicable law and the Organizational Documents of Limited.

               (b) Statutes. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Government Entity of competent jurisdiction which prohibits the consummation of the Transactions;

               (c) Injunctions. There shall be no order or injunction of a Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of this Agreement and the Transactions; and

               (d) Required Filings and Approvals. All Required Filings and Approvals shall have been made and obtained.

          Section 5.2. Conditions to the Obligation of the Sellers. The obligation of the Sellers to consummate the Transactions shall also be subject to the satisfaction, or waiver by the Sellers, of the following conditions:

               (a) Representations and Warranties.

                    (i) All representations and warranties of the Purchaser and Parent contained in this Agreement (considered collectively) and each of the representations and warranties of the Purchaser and Parent contained in this Agreement (considered individually) which is not qualified by its terms as to materiality shall have been true and correct in all material respects at the time of this Agreement, and shall be true and correct in all material respects at the Closing Date as though made on and as of such time.

                    (ii) Each representation and warranty of the Purchaser and the Parent contained in this Agreement which is by its terms qualified as to materiality shall have been true and correct in all respects as of the date of this Agreement, and shall be true and correct in all respects as of the Closing Date as if made on and as of such time.

               (b) Prior Performance. The Purchaser and Parent shall have performed in all material respects their respective obligations under this Agreement required to be performed by it prior to the Closing Date.

          Parent and the Purchaser will furnish the Sellers with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 5.2 as the Sellers may reasonably request.

          Section 5.3. Conditions to the Obligations of Parent and the Purchaser. The obligation of the Parent and the Purchaser to consummate the transactions contemplated by this Agreement shall also be subject to the satisfaction, or waiver by the Parent, of the following conditions:

               (a) Representations and Warranties.

                    (i) All representations and warranties of the Sellers (considered collectively) and each of the representations and warranties of the Sellers contained in this Agreement (considered individually) which is not qualified by its terms as to materiality contained in this Agreement shall have been true and correct in all material respects at the time of this Agreement, and shall be true and correct in all material respects on the Closing Date as though made on and as of such time; and

                    (ii) Each representation and warranty of the Sellers contained in this agreement which is qualified by its terms as to materiality shall have been true and correct in all respects as of the date of this Agreement, and shall be true and correct in all respects as of the Closing Date as if made on and as of such time.

               (b) Prior Performance. Each of the Sellers and the Companies shall have performed in all material respects its respective obligations under this Agreement required to be performed by such Person prior to the Closing Date.

               (c) No Material Adverse Change. Other than as expressly disclosed in Schedule 2.1(l) of the Sellers Disclosure Schedule, since September 30, 1997 there shall not have occurred any event, change, or development (including, without limitation, the suspension, revocation or other termination of any Permit) which individually or in the aggregate has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that for purposes of this Section 5.3(c) no event, change or development shall be deemed a Material Adverse Effect to the extent that such event, change or development arises solely from (A) any actions taken by the Sellers or the Companies in compliance with the express provisions of this Agreement or (B) general economic conditions generally affecting the industries in which the Companies conduct their respective businesses.

               (d) Transfer Taxes. The Sellers shall have caused all appropriate stock transfer tax stamps to be affixed to the certificates representing the Shares.

               (e) Employment Arrangements. The President and Chief Executive Officer of Nobel Insurance shall have entered into employment arrangements satisfactory to Parent.

               (f) Consents and Approvals. Parent shall have received evidence satisfactory to it that all consents and approvals required for the consummation of the Transactions contemplated hereby or the ownership and operation by Parent of the Companies and its business have been obtained and all required filings have been made.

               (g) Financial Statements. The unaudited financial statements of the Companies as of and for the latest three-month period for which unaudited financial statements are available and the unaudited financial statements of the Companies as of and for the latest monthly period ended prior to the Closing Date for which unaudited financial statements of the Companies are available, true, correct and complete copies of which shall have been delivered to Parent, shall (except as expressly disclosed in Schedule 2.1(l) of the Sellers Disclosure Schedule) each reflect no material change from the September 30, 1997 financial statements of the Companies previously delivered to Parent.

               (h) Assignment of All Interests in NIA. Holdings shall have executed and delivered a Bill of Sale, Assignment and Assumption Agreement satisfactory to Parent and its counsel in their sole discretion, substantially in the form of Exhibit A hereto, together with any other instruments reasonably requested by Parent, assigning to the Purchaser all of the rights, title and interest of Holdings in NIA.

               (i) Jeffry K. Amsbaugh shall have executed an Amended and Restated Trust Agreement, substantially in the form attached hereto as Exhibit B and satisfactory to Parent and its counsel, in respect of the shares of capital stock of NIA held of record by Mr. Amsbaugh for the benefit of Holdings.

               (j) All reinsurance arrangements of any kind whatsoever between Nobel Insurance and Limited shall have been commuted at the face value of the related reserves as of the Closing Date, on terms satisfactory to Parent.

               (k) The Sellers will furnish Parent and the Purchaser with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 5.3 as Parent may reasonably request.

                                   ARTICLE VI.

                                   TERMINATION

          Section 6.1. Termination. This Agreement may be terminated by written notice and the Transactions contemplated herein may be abandoned at any time prior to the Closing Date:

               (a) By the mutual written consent of Parent and the Sellers.

               (b) By either of Parent or the Sellers: (i) if any Governmental Entity having competent jurisdiction shall have enacted a law or regulation or issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions contemplated by this Agreement and such law, regulation, order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the Party seeking to terminate this Agreement under this paragraph (b) shall have used reasonable best efforts to remove or lift any such law, regulation, order, decree or ruling; or (ii) if the conditions to closing contained in Section 5.1 hereof are not satisfied by June 30, 1998, unless such failure of satisfaction or failure to close is due to the failure or refusal of the terminating party to perform or observe the covenants and agreements contained herein to be performed or observed by it on or before the Closing.

               (c) By the Sellers:

                    (i) Subject to payment to Parent of the Termination Fee described in Section 6.3 below, if the Sellers shall, in compliance with
     Section 4.4(b) hereof,
     enter into a definitive agreement with respect to a Takeover Proposal; or

                    (ii) if (a) there shall have been a breach of any representation or warranty (without giving effect to any materiality or similar qualifications contained therein) on the part of Parent or the Purchaser having a Material Adverse Effect on Parent or the Purchaser or
     (b) there shall have been a breach of any covenant or agreement on the part of Parent or the Purchaser resulting in a Material Adverse Effect on Parent or the Purchaser, which breach shall not have been cured within 10 days following written notice to Parent and the Purchaser of such breach; provided that it has complied with all provisions thereof, including the notice provision therein.

               (d) By Parent:

                    (i) (a) if, the Board of Directors of Limited or of Holdings shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser such Board's approval or recommendation of this Agreement or the Transactions or shall have entered into a definitive agreement for the consummation of a Takeover Proposal in accordance with Section 4.4(b),(b) the Board of Directors of Limited shall have recommended any proposal other than by Parent or the Purchaser in respect of a Takeover Proposal, (c) the Sellers shall have exercised a right with respect to a Takeover Proposal referenced in Section 4.4(b) and shall, directly or through any of their representatives, continue discussions with any third party concerning a Takeover Proposal for more than twenty (20) days after the date of receipt of such Takeover Proposal, (d) a Takeover Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to either Seller or any of the Companies which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Sellers shall not have rejected such proposal within twenty (20) days of its receipt or, if sooner, the date its existence first becomes publicly disclosed, or (e) any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent or the Purchaser or any of their respective Affiliates shall have become the beneficial owner of more than 15% of the outstanding shares of either Seller;

                    (ii) if (a) there shall have been a breach of any representation or warranty (without giving effect to any materiality or similar qualifications contained therein) on the part of the Sellers having a Material Adverse Effect, or (b) there shall have been a breach of any covenant or agreement on the part of the Sellers resulting in a Material Adverse Effect, which breach shall not have been cured within 10 days following written notice to the Sellers of such breach, which breach shall not have been cured within 10 days following written notice to the Sellers of such breach; provided that it has complied with all provisions thereof, including the notice provision therein; provided, however, that for purposes of this clause (ii), no event, change or development shall be deemed a Material Adverse Effect to the extent that such event, change or development arises solely from (A) any actions taken by the Sellers or the Companies in compliance with the express provisions of this Agreement or (B) general economic conditions or matters generally affecting the industries in which the Companies conduct their respective businesses.

          Section 6.2 Effect of Termination. In the event of termination of this Agreement by either of the Sellers or Parent as provided in Section 6.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, the Purchaser or the Sellers, other than the last sentence of Section 4.2 hereof, this Section 6.2 and Sections 7.1, 7.4, 7.5, 7.7, 7.8, 7.9, 7.11, 7.12 and 7.15 hereof. Nothing contained in this Section 6.2 shall relieve a Party of its breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          Section 6.3. Termination Fee.

               If: (I) Parent shall have terminated this Agreement pursuant to
Section 6.1(d)(i)(a) or (b); or (II) (A) Parent shall have terminated this Agreement pursuant to Section 6.1(d)(i)(c), (d) or (e) or the Sellers shall have terminated this Agreement pursuant to Section 6.1(c)(ii) and (B) within twelve
(12) months of any such termination either Seller or any of the Companies shall have entered into a definitive agreement with respect to a Takeover Proposal or a Takeover Proposal with respect to either Seller or any of the Companies shall have been consummated; or (III) the Sellers shall have terminated this Agreement pursuant to Section 6.1(c)(i); then, in any such case, the Sellers shall pay to Parent a termination fee of $3,000,000 plus an amount equal to the reasonably documented out-of-pocket expenses incurred by Parent and the Purchaser in connection with this Agreement and the Transactions contemplated hereby (including attorneys' fees and expenses) (but not to exceed $400,000) (collectively, the "Termination Fee"), which amount shall be payable by wire transfer of immediately available funds to such account as Parent may designate in writing to the

Sellers. The Sellers shall pay the Termination Fee simultaneously with any termination pursuant to Section 6.1(c)(i) and promptly, but in no event later than two Business Days, after the date of any other such termination or event.

                                  ARTICLE VII.

                                  MISCELLANEOUS

          Section 7.1. Fees and Expenses.

               Except as provided elsewhere in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Transactions are consummated.

          Section 7.2. Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of Limited contemplated hereby, by written agreement of the Parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

          Section 7.3. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date. This Section 7.3 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Closing Date of the Transactions.

          Section 7.4. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by express courier or mailed by registered or certified mail (return receipt requested), first class postage prepaid, or telecopied with confirmation of receipt to the Parties at the addresses specified below (or at such other address for a Party as shall be specified by like notice). Any such notice shall be effective upon receipt, if personally delivered or telecopied, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the mail, first class postage prepaid.

               (a) if to Parent or the Purchaser, to:

                   RenaissanceRe Holdings Ltd.
                   Renaissance House
                   8-12 East Broadway
                   Pembroke HM 19 Bermuda

                   Attn:  Keith S. Hynes, Senior Vice President


                   with a copy to:

                   Willkie Farr & Gallagher
                   One Citicorp Center
                   153 East 53rd  Street
                   New  York,  NY  10022
                   Attn:   John  S. D'Alimonte, Esq.

               (b) if to the Sellers, to:

                   Nobel Insurance Limited
                   108 Pitts Bay Road
                   Hamilton, Bermuda HMAX
                   Attention: President

                   with a copy to:

                   Nobel Insurance Group
                   8001 LBJ Freeway, Suite 300
                   Dallas, Texas 75251-1301
                   Attention: Jeffry K. Amsbaugh

                   with a copy to:

                   Gardere & Wynne, L.L.P.
                   3000 Thanksgiving Tower
                   1601 Elm Street
                   Dallas, Texas 75201
                   Attn: John K. Sterling, Esq.

          Section 7.5. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation".

          Section 7.6. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties.

          Section 7.7. Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section 4.6 hereof is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

          Section 7.8. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          Section 7.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

          Section 7.11. Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

          Section 7.12. Extension; Waiver. At any time prior to the Closing Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

          Section 7.13. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 6.1 hereof, an amendment of this Agreement pursuant to Section 7.2 hereof or an extension or waiver pursuant to Section 7.12 hereof shall, in order to be effective, require in the case of Parent, the Purchaser or the Sellers, action by its Board of Directors or the duly authorized designee of its Board of Directors.

          Section 7.14. Fiduciary Duty. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement shall be construed to prevent the exercise by any director of Limited (or Limited's actions thereon) of his or her fiduciary duties as contemplated to be exercised by Section 4.4 hereof.

          Section 7.15. Definitions. For purposes of this Agreement:

          "Actuarial Analyses" has the meaning assigned thereto in Section
2.1(q).

         "Affiliate" of any Person means any other Person that controls (as such term is defined in the Exchange Act), is controlled by or is under common control with such Person.

          "Agents" has the meaning assigned thereto in Section 2.1(p).

          "Annual Statements" shall mean the annual statements filed pursuant to state insurance laws, in conformity with SAP, in an insurer's domiciliary state.

          "Bermuda Filings and Consents" has the meaning assigned thereto in
Section 2.1(e).

          "Business Day" means any day other than a Saturday, Sunday, United States federal holiday or a holiday in Bermuda.

          "Closing" has the meaning assigned thereto in Section 1.2.

          "Closing Date" has the meaning assigned thereto in Section 1.2.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Companies" has the meaning assigned to it in the recitals hereto.

          "Companies Act" shall mean the Bermuda Companies Act 1981, as amended.

          "Companies' GAAP Financial Statements" shall mean the audited Consolidated Balance Sheet of each of the Companies and the Consolidated Statement of Operations, Consolidated Statements of Shareholder's Equity and Consolidated Statements of Cash Flows of each such Subsidiary as of and for the periods indicated therein as may be included in the Proxy Statement, if any, prepared in accordance with GAAP together with the notes thereon and the related reports of KPMG Peat Marwick LLP.

          "Confidentiality Agreement" means the confidentiality agreement, dated June 3, 1997, between Limited and Parent.

          "Contracts" means all agreements, contracts, commitments and undertakings (other than contracts of insurance or reinsurance or retrocession agreements) to which either Seller or any of the Companies is a party, an obligor or a beneficiary and (i) the performance or non-performance of which is individually or, with respect to any related series of agreements, in the aggregate, material to the Companies, taken as a whole, or (ii) which provide for an aggregate purchase price or payments of more than $100,000 under any agreement during any two-year period (or $100,100 in the aggregate, during any two-year period, in the case of any related series of agreements.

          "Conversion Ratio" has the meaning assigned thereto in Section 4.8.

          "Current Benefit Plans" has the meaning assigned in Section 4.7.

          "Employee Benefit Plan" shall mean each benefit plan maintained or contributed to by either Seller or any of the Companies or with respect to which either Seller or any of the Companies may have any liability which provides (or is intended to provide) benefits to the employees of either Seller or any of the Companies (or other service providers to either Seller or any of the Companies), including each pension, retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance, medical or hospitalization program, sickness, accident, disability or death benefit program or any other fringe benefit.

          "Encumbrance" means any claim, Lien (statutory or other), pledge, option, charge, easement, security interest, right-of-way, encroachment, encumbrance, mortgage, or other rights of third parties.

          "Environmental Law" means any and all applicable Federal, state or local laws or regulations relating to the protection of the environment or of human health as it may be affected by the environment.

          "Environmental Permits" means any license, permit, order, consent, approval, registration, authorization, qualification or filing required under any Environmental Law.

          "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code, including either Seller or any of the Companies, as applicable.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Act" has the meaning assigned thereto in Section 1.6.

          "Executives" has the meaning assigned thereto in Section 2.1(n).

          "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

          "Governmental Entity" has the meaning assigned thereto in Section 2.1(e).

          "Holdings" means Nobel Holdings, Inc., a Delaware corporation, wholly owned by Limited.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnified Parties" has the meaning assigned thereto in Section 4.6.

          "Insurance Laws" has the meaning assigned thereto in Section 2.1(q).

          "Intercompany Arrangements" has the meaning assigned thereto in
Section 2.1(aa).

          "Laws" has the meaning assigned thereto in Section 2.1(p).

          "Leased Real Properties" has the meaning assigned thereto in Section 2.1(r).

          "Lien" means any conditional sale agreement, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest; provided, however, that the term "Lien" shall not include:

                    (i) liens for Taxes, assessments and governmental charges not yet due and payable or being contested in good faith;

                    (ii) mechanics', carriers', workers', repairers', materialmens', warehousemens', and other similar liens arising or incurred in the ordinary course of business;

                    (iii) any interest or title of a lessor (or its creditors) or lessee under any lease (including any lien granted by such lessor or lessee and any lien arising under Article 2 of the Uniform Commercial Code or the filing of any Uniform Commercial Code financing statement with respect to any such lease); or

                    (iv) liens shown on the financial statements included in the SEC Documents; and

                    (v) to the extent the following do not, individually or in the aggregate, materially detract from the value or use of real property for its current purposes, (x) survey exceptions or encroachments, (y) reciprocal easements and (z) other non-monetary encumbrances or defects in title.

          "Limited" means Nobel Insurance Limited, an Islands of Bermuda corporation.

          "Limited Shares" shall mean the common shares, par value $1.00 per share, of Limited.

          "Liquidation" shall mean any liquidation, winding-up, dissolution, self-tender, redemption or other similar transaction of Limited, to be consummated in accordance with applicable law after the Closing Date.

          "Liquidating Dividend" has the meaning assigned thereto in Section
1.7.

         "Loss Reserves" means all reserves customarily established by property and casualty insurance companies under SAP for incurred losses including, without limitation, case reserves, reserves for incurred but not reported losses and reserves for loss adjustment expenses, both allocated and unallocated.

          "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with (i) the Companies, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that has a material adverse effect on the business, properties, assets, financial condition or results of operations of the Companies taken as a whole and (ii) with respect to the Sellers, the Parent or the Purchaser, the ability of any of them to perform its obligations hereunder.

          "NIA" has the meaning assigned to it in the recitals hereto.

          "NIA Assets" shall have the meaning ascribed thereto in Section 1.2.

          "Nobel Insurance" means Nobel Insurance Company, a Texas insurance company.

          "Note" has the meaning assigned thereto in Section 1.7.

          "Notice of Takeover Proposal" has the meaning assigned thereto in
Section 4.4(b).

          "NSC" means Nobel Service Corporation.

          "NSC Receivable" means the receivable of not more than $5.1 million due from NSC to Limited, as fully described and set forth in Schedule 2.1(aa) of the Sellers Disclosure Schedule.

          "Options" has the meaning assigned thereto in Section 2.1(n).

          "Organizational Documents" means, with respect to any Person, the articles of association, memorandum of association, certificate of incorporation, by-laws and similar documents (including any shareholders and similar agreement) of such Person.

          "Other Assets" has the meaning assigned thereto in Section 2.1(t).

          "Owned Real Property" has the meaning assigned thereto in Section 2.1(r).

          "Parent" means RenaissanceRe Holdings Ltd., a Bermuda company.

          "Parent Options" has the meaning assigned thereto in Section 4.8.

          "Participating Payment" has the meaning assigned thereto in Section
1.7.

          "Permits" shall mean all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all Federal, state, local or foreign laws and governmental or regulatory bodies and all industry or other nongovernmental self-regulatory organizations (including, without limitation, Environmental Permits).

          "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Proxy Statement" has the meaning assigned thereto in Section 1.6(a).

          "Purchaser" means Renaissance U.S. Holdings, Inc., a Delaware corporation.

          "Quarterly Statements" shall mean the quarterly statements filed pursuant to state insurance laws, in conformity with SAP, in an insurer's domiciliary state.

          "Registrar" has the meaning assigned thereto in Section 2.5.

          "Remaining Amount" has the meaning assigned thereto in Section 1.7.

          "Required Filings and Approvals" has the meaning assigned thereto in
Section 2.1(e).

          "Responsive Offer" has the meaning assigned thereto in Section 5.4(d).

          "Restricted Area" has the meaning assigned thereto in Section 4.13(a).

          "SAP" shall mean statutory accounting principles and practices required or permitted by applicable insurance Governmental Entities in an insurer's domiciliary state applied on a consistent basis through the periods involved.

          "SEC Documents" has the meaning assigned thereto in Section 2.1(h).

          "SEC" has the meaning assigned thereto in Section 1.6(a).

          "Securities Act" has the meaning assigned thereto in Section 1.7(a).

          "Shares" has the meaning assigned thereto in the recitals.

          "Special Meeting" has the meaning assigned thereto in Section
1.6(a)(i).

          "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture or other entity in which such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests, (ii) is entitled to elect at least a majority of the Board of Directors or similar governing body, or (iii) is a general partner.

          "Successor Benefit Plans" has the meaning assigned thereto in Section 4.7.

          "Takeover Proposal" has the meaning assigned thereto in Section
4.4(a).

          "Tax Returns" means all returns, reports, or similar statements required to be filed with respect to any tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated tax.

          "Taxes" means all Federal, state, local and foreign income, payroll, franchise, property, sales, excise and any and all other Taxes, tariffs, duties, fees, assessments or governmental charges of any nature whatsoever, including interest, additions and penalties.

          "Termination Fee" has the meaning assigned thereto in Section 6.3.

          "Total Distribution" has the meaning assigned thereto in Section 1.7.

          "Transactions" has the meaning assigned thereto in Section 1.2(a).

          IN WITNESS WHEREOF, Parent and the Purchaser and Limited and Holdings have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              RENAISSANCECERE HOLDINGS LTD.


                              By:     /s/ Keith S. Hynes
                                      Name:  Keith S. Hynes
                                      Title: Executive Vice President



                              RENAISSANCE U.S. HOLDINGS, INC.


                              By:      /s/ Keith S. Hynes
                                       Name:  Keith S. Hynes
                                       Title: President and Chief
                                              Executive Officer



                               NOBEL INSURANCE LIMITED


                               By:      /s/ Jeffry K. Amsbaugh
                                        Name:  Jeffry K. Amsbaugh
                                        Title: President



                               NOBEL HOLDINGS, INC.


                               By:      /s/ Jeffry K. Amsbaugh
                                        Name:  Jeffry K. Amsbaugh
                                        Title: President

                                                                     EXHIBIT A

            FORM OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

         This BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment and Assumption Agreement"), dated as of ________ __, 199_, by and between Nobel Holdings, Inc., a Delaware corporation having an address of 8001 Lyndon B. Johnson Freeway, Dallas, Texas 75240 (the "Assignor") and Renaissance U.S. Holdings, Inc., a Delaware corporation having an address of 1209 Orange Street, Wilmington, DE 19801 (the "Assignee").

         WHEREAS, the Assignor and Assignee have entered into that certain Stock Purchase Agreement, dated as of December 19, 1997 (the "Stock Purchase Agreement") by and among RenaissanceRe Holdings Ltd., the Assignee, Nobel Insurance Limited, the Assignor, and the Companies (capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement); and

         WHEREAS, the Assignor desires to sell, assign, transfer convey and deliver on the Closing Date unto the Assignee all of the rights, title and interest of the Assignor of every nature, kind and description, tangible and intangible, wherever located in and to Nobel Insurance Agency, Inc. a Texas Local Recording Agency ("NIA"), including without limitation in and under that certain Trust Agreement, effective January 1, 1991, by and between Jeffry K. Amsbaugh and the Assignor (the "Trust Agreement") (collectively, the "NIA Assets"); and

         WHEREAS, the Assignee desires to accept all rights, title and interest of the Assignor in and to all of such NIA Assets and assume and agree to perform when due all the obligations and liabilities of the Assignor to be performed under the Trust Agreement.

         WHEREAS, the Stock Purchase Agreement requires the Assignee to execute and deliver such further documents, agreements and instruments as are necessary in the opinion of the Assignee and its counsel to effect the transfer and conveyance of the NIA Assets; and

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, covenants and agreements hereinafter contained, the parties hereby agree as follows:

         1.    Assignment and Assumption.

         The Assignor does hereby sell, assign, transfer, convey and deliver on the Closing Date unto the Assignee all of the rights, title and interest of the Assignor in and to NIA, including without limitation pursuant to the Trust Agreement, all of the NIA Assets. The Assignee hereby accepts all rights, title and interest of the Assignor in and to all of such NIA Assets and does hereby assume and agree to perform when due all the obligations and liabilities of the Assignor to be performed under the Trust Agreement. For value received, the Assignor shall sell, assign, transfer, convey and deliver over all the NIA Assets to the Assignee on the Closing Date.

         2. No Third Party Beneficiaries. Neither anything contained in this Assignment and Assumption Agreement nor the assumption by the Assignee of any and all Assumed Liabilities (as defined in the Stock Purchase Agreement) is intended by the parties to expand the rights and remedies of any third party against the Assignee as compared to the rights and remedies which such third party would have had against the Assignor had the parties hereto not consummated the assignment and assumption contemplated hereby.

         3. Subject to Agreement. Nothing herein contained shall itself change, amend, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Stock Purchase Agreement in any manner whatsoever. This instrument does not create or establish liabilities or obligations not otherwise created or existing under or pursuant to the Stock Purchase Agreement. In the event of any conflict or other difference between the Stock Purchase Agreement and this instrument, the provisions of the Stock Purchase Agreement shall control.

         4. Governing Law; Jurisdiction. This Assignment and Assumption Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         5. Successors and Assigns. This Assignment and Assumption Agreement shall inure to the benefit of and be binding upon the Assignee and the Assignor and their respective successors and assigns, but shall not create any right(s) of subrogation or other right on the part of any other person.

         6. Amendment, Waiver and Termination. This Assignment and Assumption Agreement cannot be amended, waived or terminated except by a writing signed by each of the parties hereto.

         7. Headings. The headings in this Assignment and Assumption Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first above written.


                                        NOBEL HOLDINGS, INC.



                                        By:__________________________________
                                           Name:
                                           Title:


                                        RENAISSANCE U.S. HOLDINGS, INC.



                                        By:__________________________________
                                           Name:
                                           Title:

                                                              EXHIBIT B


                  FORM OF AMENDED AND RESTATED TRUST AGREEMENT


         WHEREAS, Jeffry Kent Amsbaugh ("Amsbaugh") and Nobel Holdings, Inc., ("Nobel") are parties to that certain trust agreement, effective January 1, 1991 (the "Trust Agreement") and to wherein Amsbaugh agreed to hold title to 1,000 issued and outstanding shares of common stock of Nobel Insurance Agency, Inc., a Texas Local Recording Agency ("NIA") for and on behalf of Nobel; and

         WHEREAS, Nobel and Renaissance U.S. Holdings, Inc. ("Renaissance") have entered into that certain Stock Purchase Agreement, dated as of December 19, 1997, by and among RenaissanceRe Holdings Ltd., the Assignee, Nobel Insurance Limited, the Assignor, and the Companies, (the "Stock Purchase Agreement") pursuant to which Nobel agreed to sell, assign, transfer, convey, and deliver on the Closing Date to Renaissance all rights, title and interest in and to NIA (the "NIA Assets") and Renaissance has agreed to accept such NIA Assets for value received; and

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, covenants and agreements hereinafter contained, the parties hereby agree as follows:

         The undersigned, Amsbaugh, does hereby acknowledge and agree to hold title to the 1,000 issued and outstanding shares of common stock of NIA, par value $1.00 per share, as trustee on behalf of Renaissance. Amsbaugh further agrees to relinquish said shares and assist in the transfer of the shares to any and all person(s) designated by Renaissance at Renaissance's sole discretion. In furtherance thereof, the undersigned authorizes Renaissance to take all steps necessary to transfer said shares to any future designee.

         It is understood and agreed that Renaissance shall indemnify, defend and hold Amsbaugh harmless from any actions which may arise from the ownership of the stock of NIA (capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement).

         Effective this __th day of ________, 199_.

         Agreed to:

                                                 ______________________________
                                                 Jeffry Kent Amsbaugh




                                                RENAISSANCE U.S. HOLDINGS, INC.



                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                                     EXHIBIT C


                             FORM OF PROMISSORY NOTE

                             NOBEL INSURANCE LIMITED

           6.0% Subordinated Participating Note Due December 31, 1999


$8,894,000                                             __________ __, 1998(1)



         NOBEL INSURANCE LIMITED, a company duly organized and existing under the laws of the Islands of Bermuda (hereinafter called the "Company"), for value received, hereby promises to pay to RENAISSANCERE HOLDINGS LTD. or order, on the Maturity Date (as defined herein), the principal sum of EIGHT MILLION EIGHT HUNDRED AND NINETY-FOUR THOUSAND DOLLARS ($8,894,000) (or so much thereof as shall not have been prepaid) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal office of the Company in Hamilton, Bermuda (or at such other place as the Company and the holder of this Note may agree upon in writing), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at said office (or such other place as aforesaid), in like coin or currency, on the unpaid portion of said principal sum from the date hereof, at maturity, at the rate of six percent (6.0%) per annum until such unpaid portion of such principal amount shall be paid, together with additional interest, if any, as provided in Section 3 below.

         1. Stock Purchase Agreement. This Note has been issued pursuant to the provisions of the Stock Purchase Agreement, dated December 19, 1997, by and among RenaissanceRe Holdings Ltd. and Renaissance U.S. Holdings, Inc. and Nobel Insurance Limited and Nobel Holdings, Inc. ("Nobel Holdings") (the "Agreement"). Terms used in this Note which are defined in the Agreement are used herein as so defined.

         2. Subordination. The holder of this Note (by its acceptance of this Note) acknowledges that it is intended that this Note shall be admitted for the purpose of calculating the Company's solvency for the purposes of the Insurance Act 1978 of Bermuda, and accordingly hereby agrees with and for the benefit of each obligee and holder, respectively, of the obligations and indebtedness of the Company, except as expressly limited by this Section 2, and notwithstanding any contrary provision of any law, rule or regulation, or instrument, contract or agreement to which the Company is party or by which its property is bound, that the

________________
1   Closing.

obligations and indebtedness evidenced by this Note are junior and subordinate in all respects first, to the policy claims of insurance or reinsurance policyholders of the Company, second, to all other obligations and indebtedness of the Company, except for obligations and indebtedness of the Company in respect of any U.S. Federal Taxes, the obligee or holder of which shall not benefit from this Section 2, and third, to the payment of the Liquidating Dividend. Prior to maturity hereof, this Note shall not restrict, and payment on this Note shall be subordinate to distributions by Limited for, repurchases by Limited of Limited Shares at a price not in excess of $14.00 per Limited Share (including all other funds or assets received by holders of Limited Shares) through any dividends, distributions, repurchases, tenders or otherwise, or any combination thereof.

         3. Maturity; Additional Interest. This Note shall become due and payable (without any requirement for any notice or demand from the holder hereof) on (the "Maturity Date") the earlier of (i) the date of the payment of the Liquidating Dividend as provided in the Agreement (the "Liquidation Date") and (ii) December 31, 1999 (the "Outside Payment Date"), as follows:

              i. In the event this Note becomes due and payable on the Liquidation Date, the total amount due and payable under this Note shall be the Remaining Amount, regardless of whether the Remaining Amount is less than or greater than the sum of the principal amount hereof and accrued interest hereon to the date of payment. The Company shall apply the Remaining Amount (x) first, to the payment of the principal amount hereof, (y) second, to accrued interest hereon through the date of payment, and (z) third, as additional interest on this Note.

              ii. Notwithstanding the foregoing, if the Liquidation Date is after June 30, 1998 but prior to the Outside Payment Date, then the Company shall apply the Remaining Amount (x) first, to the payment of the principal amount hereof, (y) second, to the payment to the holder of this Note of the accrued interest hereon through the date of payment and, as a distribution in addition to the Total Distribution, to the payment to the holders of the then outstanding Limited Shares of the Dividend Accrual (as defined herein), which payments shall be made on a pari passu basis and, if the balance of the Remaining Amount shall be insufficient to satisfy the full amounts thereof, such remaining balance shall be paid on a pro rata basis with respect to such interest amount and the Dividend Accrual, and (z) third, to the holder hereof as additional interest on this Note. "Dividend Accrual" shall mean an amount calculated as interest each day during the applicable period at a rate equal to 6.0% per annum on the difference between $14.00 and the portion of the Total Distribution theretofore paid, multiplied by the number of the outstanding Limited Shares on the day as to which such calculation is being made.

              iii. In the event this Note becomes due and payable on the Outside Payment Date, the total amount due and payable on this Note shall be an amount equal to all of the assets of the Company in excess of (a) such reserves as the liquidator of the Company appointed pursuant to the Bermuda Companies Act 1981 shall determine is necessary to be retained for the payment of all (1) remaining liabilities of the Company other than this Note and any U.S. Federal Taxes and
(2) expenses of the Company to be incurred to complete the Liquidation plus (b) the aggregate amount of the Total Distribution then remaining unpaid with respect to all then outstanding Limited Shares. The Company shall apply such payment (x) first, to the payment of the principal amount hereof, (y) second, to accrued interest hereon through the date of payment, and (z) third, as additional interest on this Note.

              iv. Payment of the amounts to the holder herof pursuant to the applicable provision of this Section 3 shall constitute full and complete payment of this Note.

         4. Liquidating Dividend. To the extent that the Liquidating Dividend is made, the holder of this Note will make no claim to the assets comprising the same.

         5. Prepayment. This Note is not subject to prepayment at the option of the Company.

         6. Default. Subject to Section 2 above, if either the Company or Nobel Holdings shall breach any covenant to be performed by them or shall default in the performance of any of its obligations under the Agreement to be performed by them after the date hereof, the holder of this Note may, at its sole option, by written notice to the Company, declare this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or further notice, all of which are hereby waived.

         7. Enforcement. In case of the acceleration of the maturity hereof, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note. The Company agrees to pay, and save the holder hereof harmless against, any cost or liability for any expense (including without limitation reasonable attorneys' fees) arising in connection with the enforcement by the holder of its rights under this Note or the Agreement.

         8. Governing Law. This Note shall be construed in accordance with the laws of the Islands of Bermuda.

         9. Successors and Assigns. All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         10. Course of Dealings not a Waiver. No course of dealings between the Company and the holder hereof shall operate as a waiver of any right of any holder hereof and no delay on the part of the holder hereof in exercising any right hereunder shall so operate.

         IN WITNESS WHEREOF, NOBEL INSURANCE LIMITED has caused this Note to be signed in its corporate name and its common seal to be hereunto affixed by one of its officers thereunto duly authorized.


                                     NOBEL INSURANCE LIMITED


                                     By:_______________________________
                                        Name:
                                        Title:



[Common Seal]

                                                                    EXHIBIT D


                            FORM OF IRREVOCABLE PROXY



         THIS AGREEMENT, dated as of __________ __, 1997 (the "Agreement"), between RenaissanceRe Holdings Ltd., an Islands of Bermuda company (the "Parent"), and the undersigned shareholder (the "Shareholder") of Nobel Insurance Limited, an Islands of Bermuda company ("Limited").

                              W I T N E S S E T H:

         WHEREAS, contemporaneously with the execution of this Agreement, Limited, Nobel Holdings, Inc. ("Holdings"), Renaissance U.S. Holdings, Inc. (the "Purchaser") and the Parent are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which the Purchaser will purchase from Holdings (the "Stock Purchase") its interest in all of the outstanding shares of capital stock of each of the Companies (as such term is defined in the Stock Purchase Agreement);

         WHEREAS, contemporaneously with the execution of this Agreement, Parent is entering into an agreement substantially similar to this Agreement with each director and officer of Limited (collectively, the "Other Shareholders") who holds common shares of Limited, par value $1.00 (the "Limited Shares");

         WHEREAS, the Parent, as a condition to its willingness to enter into the Stock Purchase Agreement, requires that the Shareholder grant the Parent an irrevocable proxy with respect to all of the Limited Shares owned by the Shareholder, together with any additional Limited Shares hereafter acquired by the Shareholder (such specified number of shares, and any additional shares when and if they are acquired by the Shareholder being referred to as the "Shares") on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Irrevocable Proxy.

              (a) By entering into this Agreement, the Shareholder hereby grants a proxy (the "Proxy") appointing the Parent (or any designee of the Parent) as the Shareholder's lawful agent, attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in such manner to vote any or all the Shares at any meeting, or in connection with any written consent, of Limited's shareholders (i) in favor of the Stock Purchase or any similar transaction involving Limited and the Parent or an "Affiliate"(as defined in Rule 405 under the Securities Act of 1933, as amended) thereof, (ii) in favor of the Stock Purchase Agreement or other agreement evidencing any such transaction and in favor of any other related transactions or matters presented in connection with any such transaction, and (iii) against any other proposal which provides for any merger, sale of assets or other Takeover Proposal (as defined in the Stock Purchase Agreement) between Limited (or any subsidiary of Limited) and any other person or entity or which would make it impractical for the Parent to effect the Stock Purchase or other similar transaction involving Limited and the Parent (or an Affiliate thereof); provided, however, that the Proxy shall not allow Parent to vote against, or for the removal of, existing members of Limited's Board of Directors. The Proxy is irrevocable, is coupled with an interest, and is granted in consideration of the Parent's entering into this Agreement and the Stock Purchase Agreement; provided, however, that (A) the Proxy shall only be effective upon the satisfaction of the conditions set forth in Section 1(b) hereof and (B) the Proxy shall thereafter be revoked upon the earlier to occur of (x) the consummation of the Stock Purchase and (y) the termination of the Stock Purchase Agreement in accordance with its terms prior to the consummation of the Stock Purchase.

              (b) The effectiveness of Section 1(a) hereof shall be conditioned on the receipt by Parent and Purchaser of all approvals from all governmental agencies or authorities and self-regulatory organizations from whom such approval is required under applicable law, rule or regulation including but not limited to (A) the approval of the Texas Insurance Commissioner required pursuant to Article 21.49-1, Section 5(a) of the Texas Insurance Code, (B) the approvals of the commissioners of insurance of those states and other jurisdictions in which such approval is required, if any, in order that the effectiveness of the provisions of Section 1(a) hereof shall:

                   (i) not constitute a violation of such applicable law, rule or regulation, and

                   (ii) not subject the Parent, Limited or any of the Companies to the revocation of any authority or license to conduct business of which the Parent, Limited or any of the Companies is possessed on the date hereof in any jurisdiction; provided, however, that Parent may in its sole discretion waive the condition described in this subsection 1(b)(ii) above with respect to one or more jurisdictions.

              (c) If the Proxy shall be ineffective or invalid for any reason at the time of the occurrence of any of the circumstances set forth in Section 1(a), the Shareholder hereby agrees to undertake to vote the Shares (i) in favor of the Stock Purchase or any similar transaction involving Limited and the Parent or an Affiliate thereof,
(ii) in favor of the Stock Purchase Agreement or other agreement evidencing any such transaction and in favor of any other related transactions or matters presented in connection with any such transaction, and (iii) against any other proposal which provides for any merger, sale of assets or other Takeover Proposal between Limited (or any subsidiary of Limited) and any other person or entity or which would make it impractical or impossible for the Parent to effect the Stock Purchase or other similar transaction involving Limited and the Parent (or an Affiliate thereof).

         2. Nominee Shares. If any of the Shares beneficially owned by the Shareholder are held of record by a brokerage firm in "street name" or in the name of any other nominee (a "Nominee," and, as to the Shares so held, "Nominee Shares"), the Shareholder agrees that, upon written notice by the Parent requesting it, the Shareholder will within five days of the giving of such notice execute and deliver to the Parent a limited power of attorney in such form as shall be reasonably satisfactory to the Parent enabling the Parent to require the Nominee to grant to the Parent an irrevocable proxy to the same effect as Section 1 hereof with respect to the Nominee Shares held by such Nominee.

         3. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to the Parent that:

              (a) On the date hereof, the Shareholder is the sole, true, lawful, record and beneficial owner of _____________ shares of Limited Shares. All of the Shares are validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; and the Shareholder has good and valid title to the Shares, free and clear of any agreements, liens, adverse claims or encumbrances whatsoever with respect to the ownership of or the right to vote the Shares. The Shareholder has not granted any proxies with respect to the Shares that are currently in effect except as contemplated by this Agreement.

              (b) The Shareholder has the full right, power and authority to enter into this Agreement, and this Agreement has been duly and validly executed and delivered by the Shareholder.

              (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time, (i) violate any judgment, injunction or order of any court, arbitrator or governmental agency applicable to the Shareholder, or (ii) conflict with, result in the breach of any provision of, constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Shareholder under, or, except for the approvals described in Section 1(b) hereof, require the consent of any third party under, any agreement, instrument, judgment, order or decree to which the Shareholder is a party or by which the Shareholder may be bound.

              (d) This Agreement is the valid and binding Agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms.

              (e) The Shareholder does not own any options to purchase or rights to subscribe for or otherwise acquire any securities of Limited and has no other interest in or voting rights with respect to any securities of Limited, except for the ____________ shares of Limited Shares issuable to the Shareholder upon the exercise of options granted to him, if any, pursuant to Limited's 1984 Employee Stock Option Plan, as the same has been amended through the date hereof, or Limited's 1990 Non-Employee Stock Option Plan, as the same has been amended through the date hereof, as the case may be.

              (f) No investment banker, broker or finder is entitled to a commission or fee from the Shareholder or Limited in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Shareholder.

         4. Additional Covenants of the Shareholder. The Shareholder hereby covenants and agrees that:

              (a) Neither the Shareholder nor any Affiliate will enter into any transaction, take any action, or by inaction permit any event to occur, that would result in any of the representations or warranties of the Shareholder herein contained not being true and correct at and as of the time immediately after the occurrence of such transaction, action or event.

              (b) Until the termination of this Agreement, neither the Shareholder nor any Affiliate, whether directly, indirectly, or through any employee, agent or otherwise shall, if applicable: (i) solicit or initiate any inquiry or submission of a proposal or an offer from any person or entity (other than Parent or an Affiliate of Parent) relating to any acquisition or purchase of (A) the assets, business or property of Limited or any subsidiary thereof, or
(B) any equity interest in, or any merger, consolidation or business combination with, Limited or any of its subsidiaries (an "acquisition proposal"), or (ii) participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way or assist or facilitate any acquisition proposal by any other person or entity; provided, however, that nothing herein shall limit the performance by the Shareholder (if the Shareholder is a director of the Company) of his fiduciary duties solely as a director of the Company; provided further, however, that any such action as a director shall not limit such Shareholder's obligations as a Shareholder hereunder.

              (c) Until the termination of this Agreement the Shareholder will at all times use his best efforts to prevent Limited from taking any action in violation of the Stock Purchase Agreement, including, but not limited to, any such action that would (i) amend or otherwise change the Organizational Documents (as such term is defined in the Stock Purchase Agreement) of Limited, Holdings or any of the Companies, (ii) issue or sell or authorize for issuance or sale any stock or share appreciation rights, stock or share options (other than pursuant to stock option plans in effect on the date hereof), warrants or additional shares of any class of capital stock, including Limited Shares, or any securities convertible into or exchangeable for shares of any class of capital stock, (iii) declare, set aside, make, pay or accelerate the time for declaration or payment of, any dividend or other distribution with respect to its capital stock or shares, or (iv) redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock or shares.

              (d) Until the termination of this Agreement, neither the Shareholder nor any Affiliate shall, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any shares of capital stock of Limited during the term of this Agreement. Neither the Shareholder nor any Affiliate shall seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or assignment or understanding and the Shareholder agrees to notify the Parent promptly and to provide all details requested by the Parent if the Shareholder shall be approached or solicited, directly or indirectly, by any person or entity with respect to any of the foregoing.

              (e) The Shareholder shall execute and deliver any additional documents reasonably necessary or desirable, in the reasonable opinions of both the Parent's counsel and the Shareholder's counsel, to evidence the Proxy granted in Section 1 with respect to the Shares or otherwise implement and effect the provisions of this Agreement.

              (f) The Shareholder shall cooperate with and assist Parent and Purchaser and shall use its best efforts to cause Limited, Holdings and the Companies to cooperate with and assist Parent and Purchaser in satisfying the conditions set forth in Section 1(b) hereof, including but not limited to delivering and/or executing such information and documentation as may be required in connection with the submission of filings or statements required by any governmental agency or authority or self-regulatory organization.

         5.    Representations and Warranties of the Parent.

         The Parent represents and warrants to the Shareholder that:

              (a) The Parent has all requisite power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Parent. This Agreement has been duly executed and delivered by the Parent.

              (b) Neither the execution, delivery or performance of this Agreement by the Parent nor the consummation of the transactions contemplated herein will violate the organizational documents of the Parent or will conflict with or result in the breach of any material term, condition or provision of any instrument, indenture, contract, lease or other document or understanding, oral or written, to which the Parent is a party or is otherwise bound or affected in such a manner as to materially and adversely affect the business of the Parent.

         6. Termination. This Agreement shall automatically be terminated immediately following any termination of the Stock Purchase Agreement in accordance with its terms prior to the consummation of the Stock Purchase, and may be terminated (i) by mutual written consent of both parties hereto, provided that Section 9 hereof shall survive termination of this Agreement or (ii) at the option of the Parent in its sole discretion in the event the conditions set forth in Section 1(b) hereof are not satisfied by June 30, 1998.

         7. Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. The Shareholder shall not assign its rights or obligations hereunder without the Parent's consent. The Parent may assign its rights and obligations hereunder to an Affiliate.

         8. Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by Federal Express or other courier service or sent by express mail, postage prepaid, return receipt requested, addressed to the respective party at the applicable address set forth on the signature page hereof, on the date of such personal delivery or on the date otherwise received.

         9.   Injunctive Relief; Remedies Cumulative.

              (a) Each party hereto acknowledges that the other party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party upon the breach by any other party of such covenants and agreements, the non-breaching party shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

              (b) No remedy conferred upon or reserved to any party herein is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute.

         10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof; provided, however, that the laws of the respective jurisdictions of organization of each corporate party hereto shall govern as to such party's internal corporate matters.

         11. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single agreement.

         12. Effect of Partial Invalidity. Whenever possible, each provision of this Agreement shall be construed in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provisions of this Agreement or the application of such provision to the other party or other circumstances.

         13. Entire Agreement. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

         14. Jurisdiction and Process. Each party hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware. Each party hereto agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto consents to process being served in any such proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested to such party as provided in Section 8 or at such other address of which such party shall then have been notified pursuant to said Section. Each party hereto agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held be valid personal service upon and personal delivery to such party. Such service shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                     RENAISSANCERE HOLDINGS LTD.


                                     By:_________________________________
                                        Name:
                                        Title:



                                        _________________________________


                                             [Shareholder]
Notices:

If to the Parent:          RenaissanceRe Holdings Ltd.
                           Renaissance House
                           8-12 East Broadway
                           Pembroke HM 19 Bermuda
                           Attention:  Keith S. Hynes
                           Telecopy No.:  (441) 292-9453


with a copy to:            Willkie Farr & Gallagher
                           153 East 53rd Street
                           New York, New York 10022
                           Attention:  John S. D'Alimonte, Esq.
                           Telecopy No.: (212) 821-8111


If to the Shareholder:     _________________________
                           _________________________
                           _________________________
                           _________________________
                           Telecopy No.:  _________________________

with a copy to:            Nobel Insurance Group
                           8001 LBJ Freeway, Suite 300
                           Dallas, Texas 75251-1301
                           Attention: Jeffry K. Amsbaugh
                           Telecopy No.: 972-644-0624

Any party may change the foregoing address from time to time by giving the other party notice thereof.